The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



             Preliminary, Subject to Change, Dated December 1, 2004

PROSPECTUS SUPPLEMENT                 TO THE PROSPECTUS DATED DECEMBER 1, 2004

                                 $[______]
        Floating Rate Structured Repackaged Asset-Backed Trust Securities
                     (STRATS(SM)) Certificates, Series 2004-16

         STRATS(SM) Trust For Morgan Stanley Securities, Series 2004-16
                                     Issuer

                     Synthetic Fixed-Income Securities, Inc.
                                    Depositor
                       ----------------------------------
You should review the information in "Risk Factors" on page S-8 of this Prospectus Supplement and on page 5 in the Prospectus.
The Certificates represent interests in the trust only and do not represent an interest in or obligation of the underwriters, the trustee, the swap counterparty or any of their affiliates.
This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.
                              ---------------------

THE TRUST
o is a common law trust formed by a trust agreement between the depositor and U.S. Bank Trust National Association, as trustee.

o will issue only the Certificates which are offered by this Prospectus Supplement.

THE CERTIFICATES
o represent an undivided beneficial interest in the assets of the trust which consist of: $[_________] of 4.75% Subordinated Notes due 2014 issued by Morgan Stanley and the rights of the trust under the Swap Agreement as described in this Prospectus Supplement.

o are entitled to monthly interest payments on the first day of each calendar month to the extent payments are received under the Swap Agreement, at an interest rate that will adjust monthly based on 80% of the then current ten year Constant Maturity Treasury rate for the applicable accrual period, calculated as described in this Prospectus Supplement, but subject to a minimum interest rate of 3.50% per annum. Termination of the Swap Agreement may negatively affect your return on your investment in the Certificates.

o are entitled to a pro rata share of principal payments made on the underlying securities. A single principal payment is due on the underlying securities on their due date, but they are subject to earlier payment as described in this Prospectus Supplement.

o are subject to early redemption if the Underlying Issuer ceases or fails to file periodic reports under the Securities Exchange Act of 1934, as described in this Prospectus Supplement. Such an event could negatively affect your return on your investment in the Certificates.
o        currently have no trading market.

o are not insured or guaranteed by any governmental agency or by any other person or entity.


                                                                                  Proceeds to Issuer
                                  Price to Public      Underwriting Discount      (before expenses)
         ---------------------------------------------------------------------------------------------
              Per Certificate          [___]%                  [___]%                   [___]%
                Total               $[_________]            $[_________]             $[_________]


The Depositor intends to apply to list the Certificates on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence on or about the date of delivery of the Certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Certificates or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.
                   ------------------------------------------


Wachovia Securities                   ABN AMRO Financial Services, Inc.

          The date of this Prospectus Supplement is [_______________].

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of certificates.

For complete information about the offered certificates, read both this Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.

The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, with respect to your series of certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

For 90 days following the date of this Prospectus Supplement, all dealers selling the offered certificates will deliver a Prospectus Supplement and Prospectus. This is in addition to any dealer's obligation to deliver a Prospectus Supplement and Prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered certificates. For a description of these activities, see "Method of Distribution" in this Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

Summary..................................................................S-1
Risk Factors.............................................................S-8
Formation of the Trust..................................................S-12
Use of Proceeds.........................................................S-12
The Underlying Issuer...................................................S-12
Description of the Underlying Securities................................S-13
Description of the Swap Agreement.......................................S-14
Description of the Certificates.........................................S-20
Description of the Trust Agreement......................................S-25
Material Federal Income Tax Consequences................................S-27
ERISA Considerations....................................................S-35
Method of Distribution..................................................S-37
Ratings.................................................................S-38
Legal Opinions..........................................................S-39
Index of Defined Terms..................................................S-40
Appendix A  Description of the Underlying Securities.....................A-1

                                   PROSPECTUS

Where You Can Find More Information........................................3
Incorporation of Certain Documents by Reference............................4
Reports to Certificateholders..............................................4
Important Currency Information.............................................4
Risk Factors...............................................................5
The Depositor..............................................................7
Use of Proceeds............................................................7
Formation of the Trust.....................................................8
Maturity and Yield Considerations..........................................9
Description of the Certificates...........................................11
Description of Deposited Assets and Credit Support........................26
Description of the Trust Agreement........................................41
Limitations on Issuance of Bearer Certificates............................52
Currency Risks............................................................53
Material Federal Income Tax Consequences..................................55
Plan of Distribution......................................................66
Legal Opinions............................................................68

                                     SUMMARY

          This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in the "Index of Terms."

Depositor........................................    Synthetic Fixed-Income Securities, Inc., a wholly-
                                                     owned subsidiary of Wachovia Corporation. See
                                                     "Depositor" in the Prospectus.

Trust............................................    The Depositor and the Trustee will form the
                                                     STRATS(SM) Trust For Morgan Stanley Securities,
                                                     Series 2004-16 pursuant to a trust agreement
                                                     dated as of September 26, 2003, as supplemented
                                                     by the STRATSSM Certificates series supplement
                                                     2004-16, dated as of [_________].

Certificates.....................................    $[_________] Floating Rate STRATS(SM) Certificates,
                                                     Series 2004-16 (the "Certificates").

                                                     The Certificates will be issued by the terms of
                                                     the trust agreement.

Distribution Dates...............................    Monthly on the 1st calendar day of each month,
                                                     commencing on January 1, 2005, or if such date
                                                     is not a business day, the next succeeding
                                                     business day, until the date on which the
                                                     Certificates have been retired. If a swap
                                                     termination event occurs that is not also a
                                                     trust termination event, distribution dates
                                                     will thereafter occur semi-annually on each
                                                     April 1 and October 1 (or the next succeeding
                                                     business day), until the Certificates have been
                                                     retired.

Final Scheduled Distribution Date................    April 1, 2014.

Interest Rate....................................    The interest  rate on the  Certificates  will be a floating rate that will adjust for each distribution
                                                     date. The interest rate for each distribution
                                                     date will be equal to 80% of the ten year
                                                     Constant Maturity Treasury rate (as defined
                                                     below), as calculated for the related Interest
                                                     Period, except that:

                                                     o    the Certificates will be subject to a minimum
                                                          interest rate of 3.50%, meaning that for any



                                                S-1

                                                          distribution date for which 80% of the ten year
                                                          Constant Maturity Treasury rate is less than
                                                          3.50%, the rate on the Certificates will equal
                                                          3.50% per annum.

                                                     Interest on the Certificates will be calculated on a
                                                     "30/360 basis," meaning that the rate determined in the
                                                     above manner for any distribution date will be based on
                                                     a 360-day year consisting of twelve 30-day months. See
                                                     "Description of the Swap Agreement--Payments Under the
                                                     Swap Agreement" herein.

                                                     The above manner of calculating interest will apply so
                                                     long as the Swap Agreement is in effect. If a Swap
                                                     Agreement Termination Event occurs that is not also a
                                                     termination event for the Trust, the interest rate on
                                                     the Certificates will thereafter be based on the fixed
                                                     rate of interest on the Underlying Securities.

Interest Period..................................    The  "Interest Period" will be, with respect to the first
                                                     distribution date, the period from and including the
                                                     original issue date of the Certificates to, but
                                                     excluding, January 1, 2005, and thereafter, with
                                                     respect to each distribution date, the period from
                                                     and including the 1st day of the preceding calendar
                                                     month to, but excluding, the 1st day of the current
                                                     calendar month.

Payment of Principal.............................    You will have the right to  receive a payment equal to the principal amount of your Certificates ($1,000 per
                                                     Certificate) on April 1, 2014, the maturity date of
                                                     the Underlying Securities. As further described in
                                                     this Prospectus Supplement, the Underlying
                                                     Securities could be redeemed or the Trust could be
                                                     required to liquidate the Underlying Securities
                                                     prior to their maturity date, in which case the Swap
                                                     Agreement would terminate, either in whole or
                                                     proportionately, and the amount received by the
                                                     Trust would first be used to pay any amounts due to
                                                     the Swap Counterparty under the Swap Agreement and
                                                     any remainder would be distributed as the final
                                                     payment on the Certificates. See "Risk Factors" and
                                                     "Description of the Certificates--Distributions"
                                                     herein.



                                                   S-2

Record Date......................................    The business day immediately preceding each distribution date.

Closing Date.....................................    [_________],  or such other date on which the Certificates are issued.

Denominations....................................    The Certificates will be available for purchase in minimum denominations of $1,000. The denomination of each
                                                     Certificate will also represent its initial
                                                     principal balance.

Book-entry Registration..........................    As a Certificateholder, you will not receive Certificates in physical form. Instead, your Certificates will be in
                                                     book-entry form and registered in the name of Cede &
                                                     Co., as the nominee of the Depository Trust Company.
                                                     See "Description of the Certificates--Book-entry
                                                     Certificates" herein.

Trustee..........................................    U.S. Bank Trust National Association.

Ratings..........................................    It is a condition to the issuance of the Certificates that the Certificates are rated by Standard & Poor's
                                                     Ratings Services, a division of The McGraw-Hill
                                                     Companies, Inc. ("S&P") at least as highly as the
                                                     Underlying Securities. As of the date of this
                                                     Prospectus Supplement, the Underlying Securities are
                                                     rated "A" by S&P. A security rating is not a
                                                     recommendation to buy, sell or hold securities and
                                                     may be subject to revision or withdrawal at any time
                                                     by the assigning rating agency. A security rating
                                                     does not address the occurrence or frequency of
                                                     redemptions or prepayments on, or extensions of the
                                                     maturity of, securities held by a trust, if
                                                     applicable, or the corresponding effect on the yield
                                                     to investors. The rating addresses the likelihood of
                                                     the receipt by holders of the Certificates of
                                                     payments required under the Trust Agreement, and is
                                                     based primarily on the credit quality of the
                                                     Underlying Securities. The rating does not, however,
                                                     address the likelihood of the Underlying Issuer
                                                     failing to report under the Exchange Act. Any
                                                     downgrade by S&P of its rating of the Underlying
                                                     Securities would result in a downgrade of its rating
                                                     of the Certificates. See "Ratings" herein.

Underlying Issuer................................    Morgan Stanley.  See "The Underlying Issuer" herein.



                                                   S-3

Underlying Securities............................    $[_________] of 4.75%  Subordinated Notes due 2014
                                                     issued by the Underlying Issuer. Potential
                                                     Certificateholders should obtain and evaluate the
                                                     same information concerning the Underlying Issuer as
                                                     they would obtain and evaluate if they were
                                                     investing directly in the Underlying Securities or
                                                     in other subordinated securities issued by the
                                                     Underlying Issuer. See "Risk Factors" and
                                                     "Description of the Underlying Securities" herein.
                                                     The Underlying Issuer is subject to the
                                                     informational reporting requirements of the
                                                     Securities Exchange Act of 1934 and, in accordance
                                                     therewith, files reports and other information
                                                     (including financial information) with the
                                                     Commission under Morgan Stanley's Exchange Act File
                                                     Number, 001-11758.

Underlying Securities Payment
   Dates.........................................    April 1 and October 1,  with the next payment date
                                                     being April 1, 2005.

Underlying Securities Interest Rate..............    4.75% per annum.

Defeasance.......................................    The Underlying Issuer has the right, subject to
                                                     certain conditions, to defease the Underlying
                                                     Securities. See "Appendix A--Description of the
                                                     Underlying Securities" herein.

Swap Agreement...................................    On or before the closing date, the Trust will enter into
                                                     an ISDA Master Agreement (including the Schedule
                                                     thereto, the "Master Agreement") and a confirmation
                                                     thereunder (together with the Master Agreement, the
                                                     "Swap Agreement"), pursuant to which the Trust will
                                                     exchange interest payments payable to the Trustee on
                                                     the Underlying Securities for payments from the Swap
                                                     Counterparty of the interest that will be passed
                                                     through to the holders of the Certificates. See
                                                     "Description of the Swap Agreement" herein.

Swap Counterparty................................    Wachovia Bank, National Association will serve as
                                                     swap counterparty (the "Swap Counterparty").



                                                   S-4

Swap Payments by the Trust.......................    Provided no Swap Agreement Termination Event shall have
                                                     occurred, an amount equal to all interest payments
                                                     payable to the Trustee on the Underlying Securities
                                                     will be paid by the Trustee to the Swap Counterparty
                                                     on each underlying securities payment date. See
                                                     "Description of the Swap Agreement--Payments under
                                                     the Swap Agreement" herein.

Swap Payments by the
   Swap Counterparty.............................    Provided no Swap Agreement Termination Event shall have
                                                     occurred, on each distribution date, an amount equal
                                                     to the interest payment due on the Certificates will
                                                     be paid by the Swap Counterparty to the Trust. Such
                                                     payments from the Swap Counterparty will be passed
                                                     through to the Certificateholders. See "Description
                                                     of the Swap Agreement--Payments under the Swap
                                                     Agreement" herein.

Early Termination of
   the Swap Agreement............................    The Swap Agreement may terminate following the occurrence of various Swap Agreement Termination Events, which are
                                                     more particularly described herein under
                                                     "Description of the Swap Agreement--Events of
                                                     Default and Termination Events" herein.

                                                     In the event the Swap Agreement is terminated
                                                     following a Swap Agreement Termination Event, the
                                                     obligations of the Swap Counterparty and the Trust
                                                     under the Swap Agreement will terminate. On each
                                                     distribution date following any Swap Agreement
                                                     Termination Event that is not a Trust Termination
                                                     Event, the holders of the Certificates will receive
                                                     a pro rata share of any interest payments received
                                                     by the Trust in respect of the Underlying
                                                     Securities, which will cause the yield on the
                                                     Certificates to be based on the fixed interest rate
                                                     of the Underlying Securities, instead of the
                                                     variable interest payment payable under the Swap
                                                     Agreement. In addition, following a Swap Agreement
                                                     Termination Event, an early termination payment may
                                                     be payable from the Trust to the Swap Counterparty
                                                     or from the Swap Counterparty to the Trust, in
                                                     accordance with the terms of the Swap Agreement. Any
                                                     such early termination payment that is owed to the
                                                     Swap Counterparty will be paid to the Swap
                                                     Counterparty out of proceeds from the liquidation by
                                                     the Trust of



                                                   S-5

                                                     the Underlying Securities (unless redemption or
                                                     other current distributions on the Underlying
                                                     Securities are sufficient to make the payment) prior
                                                     to any distributions to the Certificateholders and
                                                     will reduce amounts available for distribution to
                                                     the Certificateholders. See "Description of the Swap
                                                     Agreement--Events of Default and Termination Events"
                                                     and "--Payments Upon Early Termination" herein.

                                                     In the event the Underlying Securities are redeemed
                                                     or liquidated and the Swap Agreement is then in
                                                     effect, an early termination payment will be payable
                                                     under the Swap Agreement. Any such early termination
                                                     payment under the Swap Agreement that is payable by
                                                     the Trust to the Swap Counterparty will be deducted
                                                     from the redemption or liquidation proceeds payable
                                                     to the Certificateholders. If any early termination
                                                     payment under the Swap Agreement is payable by the
                                                     Swap Counterparty to the Trust, the amount of such
                                                     payment will be added to the proceeds payable to the
                                                     Certificateholders. See "Description of the Swap
                                                     Agreement--Events of Default and Termination Events"
                                                     and "--Payments Upon Early Termination" herein.

Calculation Agent................................    Wachovia Bank, National Association, in its capacity as
                                                     calculation agent (the "Calculation Agent") under the Swap
                                                     Agreement.
Material Federal Income Tax
  Consequences...................................    In the opinion of Sidley Austin Brown & Wood LLP,
                                                     the Trust will not be classified as a corporation or
                                                     publicly traded partnership taxable as a corporation
                                                     for federal income tax purposes, and therefore will
                                                     not be subject to federal income tax. Although the
                                                     matter is not free from doubt, the parties will
                                                     treat the Trust as a "grantor trust" for federal
                                                     income tax purposes. See "Material Federal Income
                                                     Tax Consequences" herein.

                                                     By acquiring a Certificate, each Certificateholder
                                                     elects to integrate its beneficial interest in the
                                                     Swap Agreement and the Underlying Securities into a
                                                     beneficial interest in a Synthetic Debt Instrument
                                                     paying interest at a floating rate equal to 80% of
                                                     the ten year Constant Maturity Treasury rate
                                                     applicable



                                                   S-6

                                                     to each Interest Period for federal income tax
                                                     purposes. Accordingly, each Certificateholder should
                                                     be treated as holding directly its proportionate
                                                     interests in the Synthetic Debt Instrument. See
                                                     "Material Federal Income Tax Consequences" herein.

ERISA Considerations.............................    An "employee benefit plan" subject to the Employee
                                                     Retirement Income Security Act of 1974, as amended,
                                                     or a "plan" subject to Section 4975 of the Internal
                                                     Revenue Code of 1986, as amended, contemplating the
                                                     purchase of Certificates should consult with its
                                                     counsel before making such a purchase. The fiduciary
                                                     of such an employee benefit plan or plan and such
                                                     legal advisors should consider whether the
                                                     Certificates will satisfy all of the requirements of
                                                     the "publicly-offered securities" exception
                                                     described herein and the possible application of
                                                     "prohibited transaction exemptions" described
                                                     herein. See "ERISA Considerations" herein.

Listing..........................................    Application will be made to list the Certificates on the New
                                                     York Stock Exchange. Trading of the Certificates on
                                                     the New York Stock Exchange is expected to commence
                                                     on or about the date of delivery of the
                                                     Certificates. It is unlikely that trading of the
                                                     Certificates on the New York Stock Exchange will be
                                                     active. See "Method of Distribution" herein.

                                  RISK FACTORS

You should consider the following factors in deciding whether to purchase the Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

1. No investigation of the Underlying Securities or the Underlying Issuer has been made by the Depositor, Underwriters, Swap Counterparty or Trustee in connection with the offering of the Certificates. None of the Depositor, the Underwriters, the Swap Counterparty or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the Securities and Exchange Commission or otherwise made available to the public in connection with the present offering. It is strongly recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriters, the Swap Counterparty or the Trustee of the financial condition or business prospects of the Underlying Issuer. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other subordinated debt securities issued by the Underlying Issuer. None of the Depositor, the Trustee, the Underwriters, the Swap Counterparty, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer filed with the Securities and Exchange Commission or any other comparable U.S. or international or non-U.S. government agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith. See "Description of the Underlying Securities" herein.

2. Investors may suffer losses as a result of any Early Termination Payment. Upon the occurrence of certain events, the Underlying Securities will be retired prior to their maturity date or will be liquidated by the Trust prior to their maturity date. Early retirement of the Underlying Securities can occur as a result of any redemption of the Underlying Securities (although the Underlying Securities are by their terms not subject to early redemption by the Underlying Issuer) or as a result of a default by the Underlying Issuer under the indenture for the Underlying Securities followed by an acceleration of the Underlying Securities. Liquidation of the Underlying Securities by the Trust can occur as a result of an SEC reporting failure by the Underlying Issuer or after a payment default on the Underlying Securities or certain other Swap Agreement Termination Events. After any such early liquidation or redemption of the Underlying Securities, the Certificateholders will not receive any distributions payable to them until after the payment of any early termination payment owed by the Trust to the Swap Counterparty under the Swap Agreement. Unless the proceeds received from the redemption or liquidation of the Underlying Securities are sufficient to pay any such early termination payment related to the Swap Agreement plus the principal balance and accrued interest then due on the Certificates, you will suffer a loss as a result of such liquidation. Whether any early termination payment would be due to the Swap Counterparty under any of the above circumstances is dependent on conditions in the swap market at the time of termination and therefore the likelihood or amount of any such payment cannot be predicted. Since the Trust's assets will be limited to the payments received from the liquidation or redemption of the Underlying Securities, it is anticipated that any early termination payment to the Swap Counterparty would result in a loss to Certificateholders.

        This loss could be quite substantial in relation to the total value of the Certificates. In the event that any such early termination payment is made to the Swap Counterparty, your distribution will be less than it would be if you had invested directly in the Underlying Securities. See "Description of The Swap Agreement--Events of Default and Termination Events", "--Payments Upon Early Termination" and "Description of the Certificates--Distributions" herein.

3. If the Swap Agreement is terminated as a result of a Swap Agreement Termination Event which is not a Trust Termination Event, then the yield on the Certificates will be converted from the specified floating ten year Constant Maturity Treasury-based rate to a rate based on the interest rate on the Underlying Securities and distributions to Certificateholders will be made semi-annually instead of monthly. The ability of the Trust to make the specified monthly ten year Constant Maturity Treasury-based floating rate interest distributions on the Certificates will be dependent on the performance by the Swap Counterparty of its payment obligations under the Swap Agreement. If the Swap Agreement were to be terminated as a result of a Swap Agreement Termination Event that is not also a Trust Termination Event, then (i) the Trust will remain in existence without any rights or obligations under the Swap Agreement and (ii) the Certificateholders will receive a pro rata share of the fixed rate interest payments received by the Trust in respect of the Underlying Securities on a semi-annual basis instead of a pro rata share of the specified ten year Constant Maturity Treasury-based floating rate payments under the Swap Agreement received by the Trust on a monthly basis. See "Description of the Swap Agreement--Payments Under the Swap Agreement" herein.

4. The business activities of the Swap Counterparty and the Underwriters and their affiliates may create conflicts of interest between you and the Swap Counterparty and the Underwriters and their affiliates. Wachovia Securities and Wachovia Bank, National Association and certain of their affiliates are acting in a number of capacities in connection with the transaction described herein. Wachovia Securities and Wachovia Bank, National Association and their affiliates acting in such capacities in connection with such transactions will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not, by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity.

5. The Swap Agreement will alter the amounts and timing of some of the distributions on the Underlying Securities, such that distributions on the Certificates will be different from what you would be entitled to had you held the Underlying Securities directly. The Swap Agreement will not provide coverage against losses as a result of failure to receive payments on the Underlying Securities, and no assurance can be given that the Trustee will receive either the payments due to be received on the Underlying Securities or the payments due to be received under the Swap Agreement, in each case when due. If the Underlying Securities default, the Swap Counterparty will no longer be obligated to make payments under the Swap Agreement, and the Swap Agreement will terminate. Upon Swap Agreement Termination Events, as described more fully in "The Swap Agreement--Events of Default and Termination Events," an early termination payment determined in accordance with the Swap Agreement may be payable by the Trust to the Swap Counterparty or by the Swap Counterparty to the Trust. Any early termination payments payable by the Trust will be limited to the assets of the Trust. Certificateholders will not be liable to the Swap

        Counterparty for early termination payments to the extent, if any, that the amount of any such payments exceeds the assets of the Trust, but could suffer a loss on the Certificates due to the Trust's obligation to make such a payment. If the Swap Agreement is terminated early in connection with a Trust Termination Event, the Underlying Securities will be liquidated and the amount received by the Trust would first be used to pay any amounts due to the Swap Counterparty under the Swap Agreement and any remainder would be distributed as the final payment on the Certificates, which could adversely affect your yield or result in a loss. See "Description of the Swap Agreement--Events of Default and Termination Events" and "--Payments Under the Swap Agreement" herein. In addition, since the Certificates will bear interest for so long as no Swap Agreement Termination Event occurs at the specified rate linked to the floating ten year Constant Maturity Treasury rate, distributions of the interest on the Certificates will depend on the yields on the ten year Constant Maturity Treasury rate over time. Depending on the prevailing level of yields on the ten year Constant Maturity Treasury rate, and particularly if the Certificates are outstanding over a period during which general interest rate levels are relatively stable or remain at levels that are low by historical standards, Certificateholders may receive lesser amounts of interest than they would otherwise have received had they held the Underlying Securities.

6. The yield on the Certificates relative to other floating rate instruments will depend in part on the relationship between long and short term interest rates and if the spread between long and short term rates declines or becomes negative, the yield on the Certificates relative to certain other floating rate instruments could suffer. The yield on the Certificates will be based on the level of the ten year Constant Maturity Treasury rate. The ten year Constant Maturity Treasury rate is generally considered to be a long term rate. The yields of certain other floating rate instruments that are of comparable credit quality to the Certificates are based on medium or short term rates. At most times, long term interest rates have exceeded shorter term interest rates. However, the difference, or spread, between long, medium and short term interest rates on U.S. Treasury obligations has and will continue to vary over time. At most times that spread has been positive, meaning that long term rates have exceeded medium or short term rates. But the amount of that spread - which is also commonly referred to by reference to the `yield curve' and to the slope of that curve - continually changes, and can change significantly and rapidly. At times that spread has been negligible or flat - meaning that there is little difference between certain longer and shorter term rates or between long, medium and short term rates generally. At other times that spread has been negative or inverted - meaning that shorter term rates exceed longer term interest rates. The relative movements of interest rates on Treasury obligations of varying maturities over time is influenced by a wide variety of economic, political and social factors both within the United States and internationally and no assurance can be given as to future levels, whether on a relative or absolute basis. Nevertheless, those future levels will affect the relative attractiveness of the Certificates to other investments. For example, if the spread between the ten year Constant Maturity Treasury rate and various shorter term Treasury rates declines or becomes negative, the yield on the Certificates will be less attractive relative to investments of comparable credit quality and maturity whose yield is based on those shorter term rates. Investors in the Certificates must make their own judgements about the relative risks and merits of the fact that the yield on the Certificates floats based on a long term rate.

7. The Underlying Securities are subordinated debt securities and, together with the Swap Counterparty, are the only payment sources. The payments made by the Underlying Issuer on the Underlying Securities, and the payments made by the Swap Counterparty under the

        Swap Agreement are the only sources of payment for your Certificates. The Underlying Securities are unsecured subordinated obligations of the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions. In addition, the Underlying Securities are subordinated to all "senior indebtedness" of the Underlying Issuer, which includes all obligations of, or guaranteed or assumed by, the Underlying Issuer for borrowed money, except for nonrecourse obligations and obligations specifically designated as being subordinate, including the Underlying Securities. If the Underlying Issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates. In the event of nonpayment on the Underlying Securities by the Underlying Issuer, the Swap Agreement will terminate and you will bear the risk of such nonpayment. See "Description of the Certificates--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

8. A failure by the Underlying Issuer to file reports with the SEC could cause early termination of the Trust. Should the Underlying Issuer cease to report under the Securities Exchange Act of 1934, as amended, the Trustee will be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any termination payment due to the Swap Counterparty. Any such "in-kind" distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty. In any event, there can be no assurance that at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates plus any amounts due to the Swap Counterparty. As a result, you may suffer a loss upon any such occurrence. See "Description of the Certificates--Action Upon Underlying Issuer Failing to Report Under the Exchange Act" herein.

9. A downgrade of the Underlying Securities would reduce the value of the Certificates. At the time of issuance, the Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying Securities. It is expected that S&P's ratings of the Certificates will change if the ratings of the Underlying Securities change. The rating issued for the Certificates is not a recommendation to purchase, sell or hold Certificates. The rating does not comment on the market price of the Certificates or their suitability for a particular investor. In addition, the rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act. There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by S&P if, in its judgment, circumstances, including, without limitation, the rating of the Underlying Securities, so warrant. A downward revision or withdrawal of the rating assigned to the Certificates is likely to have an adverse effect on the market price of the Certificates. Moody's Investors Service, Inc. ("Moody's") has also assigned a rating to the Underlying Securities but has not been asked to rate the Certificates. Nonetheless, if Moody's downgrades the Underlying Securities, that action could also have an adverse effect on the market price of the Certificates even in the absence of a direct rating by Moody's of the Certificates.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                             FORMATION OF THE TRUST

          STRATS(SM) Trust For Morgan Stanley Securities, Series 2004-16 (the "Trust") will be formed pursuant to a trust agreement, dated September 26, 2003 and including the related series supplement (collectively, the "Trust Agreement") dated [_________] (the "Closing Date") between Synthetic Fixed-Income Securities, Inc. (the "Depositor") and U.S. Bank Trust National Association, as trustee (the "Trustee"). At the time of the execution and delivery of the Trust Agreement, the Depositor will cause $[_________] of Morgan Stanley 4.75% Subordinated Notes due 2014 (the "Underlying Securities") to be purchased by the Trust. The Trustee, on behalf of the Trust, will purchase such Underlying Securities and will deliver the Certificates of the Trust in accordance with the instructions of the Depositor. The property of the Trust will consist solely of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders") and the Swap Counterparty.

          The Underlying Securities will be purchased by Wachovia Securities in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or the Depositor will sell such Underlying Securities to the Trust. The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia Securities or the Trust.

                                 USE OF PROCEEDS

          The net proceeds to be received by the Trust from the sale of the Certificates will be used to purchase the Underlying Securities.

                              THE UNDERLYING ISSUER

          This Prospectus Supplement does not provide information with respect to the Underlying Issuer. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer in connection with the issuance of the Certificates. None of Wachovia Securities, the Swap Counterparty nor the Depositor is an affiliate of the Underlying Issuer.

          The Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Underlying Issuer's Exchange Act File Number, 001-11758. The Commission maintains a database, known as "EDGAR" that can be accessed through the Commission's web site at http://www.sec.gov as well as through certain privately run internet services. The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information filed by the Underlying Issuer with the Commission pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database. Such reports, proxy statements and other information can also be inspected at the offices of the

New York Stock Exchange, on which one or more of the Underlying Issuer's securities are listed.

          The information contained in this Prospectus Supplement under the headings "The Underlying Issuer," "Description of the Underlying Securities" and "Appendix A--Description of the Underlying Securities" is qualified in its entirety by, and should be read in conjunction with (i) the prospectus, dated and filed on August 26, 2003, and the prospectus supplement, dated March 23, 2004 and filed March 25, 2004, relating to the Underlying Securities (the "Underlying Securities Prospectus"), and (ii) the Underlying Securities Registration Statement (as defined below) of which such Underlying Securities Prospectus is a part.

          All of the information contained in this Prospectus Supplement relating to the Underlying Securities has been derived from the Underlying Securities Prospectus and Underlying Securities Registration Statement. None of the Trustee, the Underwriters, the Swap Counterparty or the Depositor has participated in the preparation of the Underlying Securities Prospectus or the Underlying Securities Registration Statement, or made any due diligence inquiry with respect to the information provided in such documents and no representation is made by the Trustee, the Underwriters, the Swap Counterparty or the Depositor as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying Securities Registration Statement. Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed, which could affect the accuracy or completeness of the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the other publicly available documents described above.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          On or about March 30, 2004, Morgan Stanley (the "Underlying Issuer") issued its 4.75% Subordinated Notes due 2014 as part of an offering in the principal amount of $4,000,000,000 (as described in the Underlying Securities Prospectus), in public offerings registered on Registration Statement No. 333-106789 (the "Underlying Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

          The Underlying Securities of the Trust will consist solely of $[_________] aggregate principal amount of the Underlying Issuer's 4.75% Subordinated Notes due 2014 (the "Underlying Securities"). Distributions of interest are required to be made on the Underlying Securities semiannually on the 1st of each April and October, or if such day is not a Business Day on the next succeeding Business Day (each, an "Underlying Securities Payment Date"). A single principal payment in an amount equal to the aggregate principal amount of the Underlying Securities is payable on the maturity date of April 1, 2014.

          For a summary of the material terms of the Underlying Securities, see Appendix A hereto.

The Underwriters and the Underlying Issuer

          From time to time, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities") or ABN AMRO Financial Services, Inc. (collectively the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agents, in an advisory capacity or in other business arrangements. In addition, the Underwriters or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer.

                        DESCRIPTION OF THE SWAP AGREEMENT

General

          Under the terms of the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the related Interest Payment. Correspondingly, the Trust will be obligated to pay to the Swap Counterparty on each Underlying Securities Payment Date an amount equal to all interest payments payable to the Trust in respect of the Underlying Securities. Unless it is sooner terminated under its terms, the Swap Agreement is scheduled to terminate on the Final Scheduled Distribution Date.

          Wachovia Bank, National Association, which will act as the Swap Counterparty (the "Swap Counterparty"), is a national banking association and is an affiliate of Wachovia Securities, which is acting as an Underwriter.

Payments under the Swap Agreement

          Amounts Payable by the Swap Counterparty. Under the Swap Agreement,
(i) the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the Interest Payment for the related Interest Period and (ii) upon the occurrence of a Swap Agreement Termination Event that is also a Trust Termination Event, an amount equal to any Early Termination Payment plus Unpaid Amounts, if any, owed to the Trust under the Swap Agreement shall be payable by the Swap Counterparty. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, no Early Termination Payment shall be payable by the Swap Counterparty other than Unpaid Amounts. See "--Payments Upon Early Termination" herein.

          The "Interest Payment" for each Interest Period during the term of the Swap Agreement will be an amount obtained by multiplying (i) the Swap Notional Amount by (ii) the Swap Agreement Rate and by (iii) a fraction the numerator of which is 30 and the denominator of which is 360.

          The "Swap Agreement Rate" for each Interest Period during which no Swap Agreement Termination Event has occurred will be equal to 80% of the ten year Constant Maturity Treasury rate, as calculated for the Interest Period, except that if 80% of the ten year Constant Maturity Treasury rate for the Interest Period is less than 3.50%, the rate will equal 3.50% per annum. The "ten year Constant Maturity Treasury rate" will be the USD-CMT-T7051 rate (as hereinafter defined) as determined for each Reset Date (as hereinafter defined) during the applicable Interest Period. For purposes hereof, the term "USD-CMT-T7051 rate" shall mean that the rate for a Reset Date will be a percentage equal to the yield for United States Treasury securities at "constant maturity" for a period of ten years (such period being referred to as the "Designated Maturity") and for that Reset Date as set forth in H.15(519) under the caption "Treasury constant maturities" as such yield is displayed on the Telerate page 7051 for the Reset Date on the day that is two U.S. Government Securities Business Days prior to that Reset Date. If such rate does not appear on the Telerate page 7051, the rate for that Reset Date will be a percentage equal to the yield for United States Treasury securities at "constant maturity" for a period of the Designated Maturity and for that Reset Date as set forth in H.15(519) under the caption "Treasury constant maturities". If such rate does not appear in H.15(519), the rate for that Reset Date will be the rate for a period of the Designated Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

          If on the day that is two U.S. Government Securities Business Days preceding a Reset Date the Federal Reserve System Board of Governors or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" for a period of the Designated Maturity, the rate for that Reset Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the day that is two U.S. Government Securities Business Days preceding that Reset Date, of three leading primary United States government securities dealers in New York City selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Designated Maturity, a remaining term to maturity no more than one year shorter than the Designated Maturity and in a Representative Amount. If fewer than five but more than two such prices are provided as requested, the rate for that Reset Date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the rate for that Reset Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the day that is two U.S. Government Securities Business Days preceding that Reset Date of three leading primary United States government securities dealers in New York City selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Designated Maturity, a remaining term to maturity closest to the Designated Maturity and in a Representative Amount. If fewer than five but more than two such prices are provided, the rate for that Reset Date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations will be eliminated. If two United States Treasury securities with an original maturity greater than the Designated Maturity have remaining terms to maturity equally close to the Designated Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

          "Reset Date" means the 1st day of each applicable Interest Period.

          "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/Current/, or any successor site or publication.

          "Telerate Page 7051" means the display page so designated on Moneyline's Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the ten year Constant Treasury Maturity
Rate).

          "Representative Amount" means an amount that is representative of a single transaction in the relevant market at the relevant time.

          "U.S. Government Securities Business Day" means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

          Amounts Payable by the Trust. The Trust will be obligated to pay the Swap Counterparty (i) an amount equal to all interest payments payable on the Underlying Securities on each Underlying Securities Payment Date and (ii) upon the occurrence of a Swap Agreement Termination Event that is also a Trust Termination Event, an amount equal to the Early Termination Payment plus Unpaid Amounts, if any, owed to the Swap Counterparty under the Swap Agreement. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, no Early Termination Payment shall be payable by the Trust other than Unpaid Amounts. See "--Payments Upon Early Termination" herein.

Events of Default and Termination Events

          The occurrence of any of the following constitutes a termination event under the Swap Agreement (each, a "Swap Agreement Termination Event") in respect of which the Swap Counterparty, on the one hand, or the Trust, on the other hand, is a "Defaulting Party" or an "Affected Party:"

          (i) the Swap Counterparty fails to make any payment under the Swap Agreement, and such failure is not remedied by the third Business Day after notice is given to it, in which case the Swap Counterparty is the Defaulting Party;

          (ii) the Trust fails to make any payment under the Swap Agreement, and such failure is not remedied by the third Business Day after notice is given to it, in which case the Trust is the Defaulting Party (a "Trust Swap Payment Default");

         (iii) certain events of bankruptcy, insolvency or reorganization in respect of the Swap Counterparty in which case the Swap Counterparty is the Defaulting Party;

          (iv) in the event that the Swap Counterparty is downgraded to a rating below the applicable downgrade level set forth in the Swap Agreement by S&P and the Swap Counterparty fails to (x) provide collateral to secure its obligations under the Swap Agreement in accordance with the terms of the Swap Agreement,
               (y) transfer the Swap Agreement to another provider, in accordance with the Swap Agreement, or (z) provide an alternative form of credit support in accordance with the Swap Agreement, in which case the Swap Counterparty is the Affected Party;

          (v) the occurrence of a Payment Default or an Acceleration, in which case the Trust is the Defaulting Party;

          (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Swap Counterparty to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Swap Counterparty is the Affected Party;

         (vii) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Trust to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Trust is the Affected Party (a "Trust Regulatory Event" );

        (viii) the occurrence of an SEC Reporting Failure, in which case the Trust is the Affected Party;

          (ix) a prepayment of the Underlying Securities prior to the Final Scheduled Distribution Date, in which case the Trust is the Affected Party; or

          (x) other Swap Agreement Termination Events provided in the Swap Agreement.

          The Swap Agreement Termination Events specified in paragraphs (ii),
(v), (vii), (viii) and (ix) above are each also a "Trust Termination Event." The Swap Agreement Termination Events specified in paragraphs (i), (iii) and
(iv) above are each also a "Swap Counterparty Default." The Trustee will distribute any proceeds received upon the occurrence of a Trust Termination Event in the manner described under "Description of the Certificates--Distributions". In the event a Swap Agreement Termination Event simultaneously occurs under paragraphs (vi) and (vii) above, then it shall be deemed to be a Swap Agreement Termination Event solely under paragraph (vii).

          So long as the Swap Agreement has not been terminated, the notional amount of the Swap Agreement (the "Swap Notional Amount") will at all times equal the principal amount of the Underlying Securities held by the Trust. In the event the Swap Termination Event specified in paragraph (ix) occurs as a result of the prepayment of less than 100% of the Underlying Securities, so long as the redemption proceeds are sufficient to cover any Early Termination Payment owing to the Swap Counterparty, the Swap Agreement will terminate in part through a reduction in the Swap Notional Amount that is equal to the reduction in the principal amount of the Underlying Securities.

          Early Termination Date. If a Swap Agreement Termination Event occurs in which the Swap Counterparty is the "Defaulting Party" or the only "Affected Party," the Trustee shall designate as an Early Termination Date the earliest date following the Trustees' receipt of actual knowledge thereof on which the Swap Agreement can practically be terminated (an "Early Termination Date").

          Except as provided in the preceding paragraph, the Swap Counterparty will be responsible for designating an Early Termination Date upon the occurrence of a Swap Agreement Termination Event.

Payments Upon Early Termination

          The obligations of the Swap Counterparty and the Trust under the Swap Agreement will terminate upon the occurrence of a Swap Agreement Termination Event. In the event that a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts. In the event that a Swap Agreement Termination Event occurs in connection with a Trust Termination Event, then an Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in accordance with the Swap Agreement in addition to any Unpaid Amounts. On each Distribution Date following any Swap Agreement Termination Event that is not a Trust Termination Event, the holders of the Certificates will receive a pro rata share of any interest payments received by the Trust in respect of the Underlying Securities, which will cause the yield on the Certificates to be based on the fixed interest on the Underlying Securities, instead of the variable Interest Payment payable under the Swap Agreement.

          The amount payable upon an early termination of the Swap Agreement (the "Early Termination Payment") will be based on an average of quotations obtained by the Swap Counterparty from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination results from a Swap Agreement Termination Event which is also a Trust Termination Event, the Swap Counterparty will determine the Market Quotation, and if the Termination Amount is a positive number the Swap Counterparty shall be obligated to pay such amount to the Trust and if the Termination Amount is a negative number the Trust shall be obligated to pay the absolute value of such amount to the Swap Counterparty in connection with such Swap Agreement Termination Event. If a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts.

          "Market Quotation" means, as to the respective party making the determination, the Termination Amount based on the arithmetic mean of quotations from at least three leading dealers, after disregarding the highest and lowest such quotations, all in accordance with the Swap Agreement.

          "Termination Amount" means the amount, if any, that a leading dealer would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving for the Swap Counterparty the economic equivalent of the amounts that would have been paid by the Trust and the Swap Counterparty pursuant to the Swap Agreement after the Early Termination Date, determined as if the Swap Agreement had not been terminated, in whole or in part, early.

          "Unpaid Amounts" means, as to the respective party, an amount equal to the regular scheduled payments that such party is otherwise required to make under the Swap Agreement, through, but excluding, the date on which the Swap Agreement is terminated.

          Upon the occurrence of any liquidation of the Underlying Securities, the Certificateholders will not receive any distributions payable to them until after the payment of the Early Termination Payment (if any is then payable) to the Swap Counterparty.

Assignment of Rights

          Under the terms of the Trust Agreement, the Trustee may consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement, so long as S&P shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates. The Trustee shall not be permitted to transfer or assign its rights under the Swap Agreement without the prior consent of the Swap Counterparty.

Amendment of the Swap Agreement

          The Swap Agreement may not be amended without the prior written consent of the Swap Counterparty, holders of 66 ?% of the then outstanding Certificates and without prior written confirmation from S&P that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided that any such amendment does not materially adversely affect the interest of the Certificateholders and that S&P will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of 100% of the Certificateholders and without giving S&P prior written notice of any such amendment.

Certain Information Concerning Wachovia Bank, National Association

          Wachovia Bank, National Association (the "Bank") is a subsidiary of Wachovia Corporation (the "Corporation"), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $437 billion in total assets as of September 30, 2004.

          The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the

Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of September 30, 2004, the Bank had total assets of approximately $380 billion, total net loans of approximately $190 billion, total deposits of approximately $263 billion and equity capital of approximately $32 billion.

          The Bank submits quarterly to the Federal Deposit Insurance Corporation (the "FDIC") a "Consolidated Report of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC's web site at http://www.fdic.gov.

          The Corporation is subject to the information requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Commission. Such documents can be read and copied at the Commission's public reference room in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

          The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

          The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

          THE SWAP AGREEMENT IS AN OBLIGATION OF THE BANK AND IS NOT AN OBLIGATION OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP AGREEMENT.

                         DESCRIPTION OF THE CERTIFICATES

General

                  The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

          The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the accompanying Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and
(iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The property of the Trust will be held for the benefit of the holders of the Certificates and the Swap Counterparty by the Trustee.

Book-entry Certificates

          The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in minimum denominations of $1,000. The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the Depositor, the ("Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the Prospectus.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

          Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions

          Each Certificate evidences the right to receive (i) prior to a Swap Agreement Termination Event, distributions of the related Interest Payment on the 1st day of each calendar month, commencing January 1, 2005, or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), (ii) after a Swap Agreement Termination Event that is not also a Trust Termination Event, distributions of the related interest payable on the Underlying Securities, semi-annually on each Distribution Date occurring in April and October and (iii) a distribution of principal equal to $1,000 per Certificate on April 1, 2014, or upon earlier redemption of the Underlying Securities, subject to the prior rights of the Swap Counterparty as described below. Interest will begin to accrue on the Certificates on the Closing Date.

          If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding Business Day. With respect to any Distribution Date, the record date is the Business Day immediately prior to such Distribution Date (the "Record Date" ). For purposes of the foregoing, "Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

          All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received under the Swap Agreement) as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, the Trustee, the Underwriters, the Swap Counterparty or any affiliate of any thereof.

          Interest Distributions. So long as a Swap Agreement Termination Event has not occurred, all interest collections in respect of the Underlying Securities accruing on or after the Closing Date will be paid to the Swap Counterparty. Collections received by the Trustee from the Swap Counterparty (or from the Underlying Issuer following a Swap Agreement Termination Event that is not a Trust Termination Event) during the preceding Interest Period will be applied by the Trustee on each applicable Distribution Date, solely to the extent of such funds on such Distribution Date, to the holders of the Certificates.

          Principal Distribution. The Trustee will pay any amounts received from the Underlying Issuer with respect to principal on the Underlying Securities, to the Certificateholders, pro rata, to the extent of available funds. Therefore, if the Underlying Securities pay as scheduled, Certificateholders will receive a single principal payment equal to the principal amount of their Certificates ($1,000 per Certificate) on the Final Scheduled Distribution Date which is April 1, 2014.

          However, if the Underlying Securities are redeemed, retired or liquidated for any reason prior to the Final Scheduled Distribution Date, including as a result of a Payment Default, an Acceleration, an SEC Reporting Failure or a redemption of the Underlying Securities, a Trust Swap Payment Default, a Trust Regulatory Event or any other Swap Agreement Termination Event, and the Swap Agreement is then in effect, the funds received by the Trust in connection with the related redemption, payment or liquidation will be paid (i) first, to the Swap Counterparty, in an amount equal to any Early Termination Payment and Unpaid Amounts payable by the Trust to the Swap Counterparty and (ii) thereafter, any remainder will be paid to the Certificateholders. In the event the Underlying Securities are distributed "in-kind" to any duly electing Certificateholder, which may occur following an SEC Reporting Failure or any other Swap Agreement Termination Event that is also a Trust Termination Event but that does not involve a redemption or other payment on the Underlying Securities, that distribution will be subject to prior payment of all amounts set forth in clause (i) above. Any such "in-kind" distribution will be made only in the above described circumstances and will constitute the final distribution on any Certificate duly surrendered therefor.

Recovery on Underlying Securities Following Payment Default or Acceleration

          If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to the Swap Counterparty and to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof. Such notice will set forth (i) the identity of the issuer of the Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

          In the event of a Payment Default while the Swap Agreement is in effect and if an Early Termination Payment is due to the Swap Counterparty, the Underlying Securities will be liquidated and the funds received by the Trust in connection with the related liquidation will be paid (i) first, to the Swap Counterparty, in an amount equal to any Early Termination Payment payable by the Trust to the Swap Counterparty and (ii) thereafter, any remainder will be paid to the Certificateholders. However, if there is a Payment Default and the Swap Agreement is no longer in effect, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Swap Counterparty and the Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "--Distributions" above.

          A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities). An "Acceleration" means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the

Underlying Securities other than a Payment Default. If the Underlying Securities are liquidated, the funds available to make distributions to the Certificateholders will be reduced by any Early Termination Payment.

          Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Certificates.

Action Upon Underlying Issuer Failing to Report Under the Exchange Act

          In the event that the Underlying Issuer either (i) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (ii) fails to file its required periodic reports for any applicable reporting period (each, an "SEC Reporting Failure"), the Trustee will be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any termination payment due to the Swap Counterparty. Any such "in-kind" distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty, and will also constitute the final distribution to the electing Certificateholder. See "--Distributions" above.

Trust Swap Payment Default and Trust Regulatory Event

          In the event of a Trust Swap Payment Default or a Trust Regulatory Event, the Trustee may be required to liquidate the Underlying Securities. The proceeds from any sale of the Underlying Securities will be allocated to the Certificateholders and to the Swap Counterparty in the manner described under "--Distributions" above.

Optional Exchange by Depositor

          If the Depositor is a beneficial owner of Certificates, it will be permitted, under the circumstances set forth in the Trust Agreement, to tender such Certificates to the Trustee in exchange for Underlying Securities in an aggregate principal amount equal to the aggregate principal balance of the Certificates tendered. Any such Certificates will be cancelled by the Trustee upon completion of the exchange and will no longer be outstanding, and the Underlying Securities transferred to the Depositor in connection with the exchange will no longer be property of the Trust or otherwise available to make payments on the remaining Certificates. Any Early Termination Payment payable to the Swap Counterparty in connection with the exchange will be paid by the Depositor and any Early Termination Payment payable by the Swap Counterparty in connection with the exchange will be paid to the Depositor. Certificateholders will not receive prior notice of any exercise by the Depositor of its exchange right. No other Certificateholder will have any exchange right. See "Description of the Certificates - Optional Exchange" in the prospectus.

Listing on the New York Stock Exchange

          Application will be made to list the Certificates on the New York Stock Exchange (the "NYSE"). Trading of the Certificates on the NYSE is expected to commence on or about the Closing Date. It is unlikely that trading of the Certificates on the NYSE will be active. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

Reports to Certificateholders

          Notwithstanding anything to the contrary contained in the accompanying Prospectus, Certificateholders will not be entitled to receive any of the reports described under "Description of the Trust
Agreement--Reports to Certificateholders; Notices" and "--Evidence as to Compliance" in the Prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

          The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Registration of Certain Classes of Securities on Form 8-A relating to the Certificates containing a copy of the Series Supplement to the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust property created under the Trust Agreement will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

          Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement. Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

The Trustee

          U.S. Bank Trust National Association, a national banking association, will act as trustee for the Certificates and the Trust as required by the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, NY 10005 and its telephone number is (212) 361-2500.

          The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust

Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

          There are no events of default under the Trust Agreement.

Voting Rights

          The holders of the Certificates will have 100% of the voting rights with respect to the Trust ("Voting Rights"). The Required Percentage for modifying or amending the Trust Agreement is 66 ?% of the Voting Rights; provided, however, that if written confirmation is not obtained from S&P that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, then any such modification or amendment must be approved by all Certificateholders.

Voting of Underlying Securities

          The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement and the Swap Agreement. In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Termination of Trust

          The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates and all amounts due to the Swap Counterparty or (ii) the distribution of the proceeds received upon a recovery on or any liquidation of the Underlying Securities or the "in-kind" distribution of the Underlying Securities themselves (in each case, after deducting the costs incurred in connection therewith and any amounts payable to the Swap Counterparty), including as a result of a Payment Default, an Acceleration thereof, an SEC Reporting Failure, a Trust Swap Payment Default, a Trust Regulatory Event or another Trust Termination Event.

          While it is expected that the occurrence of a Trust Termination Event will in fact result in the termination of the Trust in the manner described in clause (ii) above, should a Trust Termination Event occur under a circumstance in which it is not necessary to liquidate any Underlying Securities in order to pay all amounts owing to the Swap Counterparty in respect of any Early Termination Payment and Unpaid Amounts, it is expected, under that circumstance, that the Trust will continue notwithstanding such occurrence, albeit the Swap Agreement will have terminated and interest distributions to Certificateholders will no longer be based on Interest Payments under the Swap Agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following supplements the discussion under the caption "Material Federal Income Tax Consequences" in the accompanying Prospectus. The discussion herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

          This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. This summary assumes that the Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes. Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).

          U.S. Certificateholder. For purposes of this discussion, a "U.S. Certificateholder" means a Certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and
(B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations. A "Non-U.S. Certificateholder" means a person that is neither a U.S. Certificateholder nor a Certificateholder subject to rules applicable to former citizens and residents of the United States.

          PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

          In the opinion of Sidley Austin Brown & Wood LLP, the Trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. Assuming such characterization is correct, the Certificateholders will be deemed to hold directly the proportionate interests in the Underlying Securities and the Swap Agreement that are allocable to their classes of certificates, and will generally be required to report on their federal income tax returns their proportionate shares of the Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that, if challenged, this classification will prevail. See the discussions under the captions "Tax Status of the Trust--Classification as a Partnership" and "Possible Alternative Treatment of the Underlying Securities" in the Prospectus.

          The remaining discussion assumes that the Trust is, and that the Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders in General

          The income tax consequences of investing in the Certificates depends on whether the Certificateholders' positions in the Swap Agreement and the Underlying Securities are "integrated" under Treasury Regulation Section 1.1275-6. If these positions are integrated, then the Certificateholders will be treated as acquiring a beneficial interest in a single "synthetic" debt instrument (the "Synthetic Debt Instrument"), which will generally be taxed based on its combined characteristics (that is, the Underlying Securities and the Swap Agreement will generally be treated as a debt instrument with interest payments based on the specified ten year Constant Maturity Treasury rate). If the Underlying Securities and the Swap Agreement are not integrated, then the Certificateholders will be treated as separately acquiring a beneficial interest in the Underlying Securities and entering into the Swap Agreement, and the Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the

Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract).

          UNDER THE TERMS OF THE CERTIFICATES, EACH CERTIFICATEHOLDER, BY ACQUIRING THE CERTIFICATES, (1) ELECTS TO INTEGRATE THE UNDERLYING SECURITIES AND THE SWAP AGREEMENT FOR FEDERAL INCOME TAX PURPOSES, (2) AUTHORIZES AND DIRECTS THE TRUSTEE (OR THE TRUSTEE'S AGENT) TO RETAIN, AS PART OF THE CERTIFICATEHOLDER'S BOOKS AND RECORDS, INFORMATION THAT DESCRIBES THE UNDERLYING SECURITIES AND THE SWAP AGREEMENT, IDENTIFIES THE TWO POSITIONS AS INTEGRATED FOR FEDERAL INCOME TAX PURPOSES AND DESCRIBES THE FEATURES OF THE RESULTING "SYNTHETIC" DEBT INSTRUMENT AND (3) AGREES TO RETAIN COPIES OF SUCH INFORMATION AS PROVIDED TO THE CERTIFICATEHOLDER BY THE TRUST.

          The Service may assert that notwithstanding the election described above, the Underlying Securities and the Swap Agreement have not or cannot be integrated for federal income tax purposes. If the Service were to succeed, then there could be different and possibly adverse tax consequences to the Certificateholders . See the discussion under the caption "Consequences if the Underlying Securities and the Swap Agreement are Not Integrated."

          The remaining discussion assumes that the Underlying Securities and the Swap Agreement will be integrated for federal income tax purposes.

Taxation of the Synthetic Debt Instrument

          Regardless of a Certificateholder's regular method of accounting (cash or accrual), all income on the Synthetic Debt Instrument will constitute original issue discount ("OID"), which must be reported as it accrues based on semi-annual or more frequent compounding. A Certificateholder, therefore, may have to report income from a Synthetic Debt Instrument in advance of receiving it.

          The Trust intends to report the income on the Synthetic Debt Instrument based on monthly accrual periods that will correspond to the monthly payment dates. In general, the amount of income to be reported on the Synthetic Debt Instrument for any accrual period will equal the amount of original issue discount ("OID") attributable to that accrual period. Subject to the adjustments described below, the total amount of OID for the Synthetic Debt Instrument for all accrual periods will equal the excess of its stated redemption price at maturity ("SRPM") over its issue price.

          Issue Price of the Synthetic Debt Instrument. To determine the issue price of the Synthetic Debt Instrument, it must first be determined whether the Certificateholder has, for federal income tax purposes, (1) received an upfront payment to enter into the Swap Agreement (a "nonperiodic payment"),
(2) paid an upfront payment (a "nonperiodic payment") to enter into the Swap Agreement or (3) neither received nor made any nonperiodic payment to enter into the Swap Agreement. This calculation is made by reference to the fair market value of the Underlying Securities without the Swap Agreement. To the extent the cost of the Certificates is less than the fair market value of the Underlying Securities alone, such shortfall will be treated as having been received by the Certificateholder as a nonperiodic payment for entering into the Swap Agreement. To the extent the cost of the Certificates exceeds the fair market value of the Underlying Securities alone, such excess will be treated as having been paid as a nonperiodic payment to the Swap counterparty.

          The issue price of the Synthetic Debt Instrument will be the adjusted issue price of the Underlying Securities (at the time a Certificate is acquired) increased by any nonperiodic payment deemed paid to the Swap Counterparty or decreased by any nonperiodic payment deemed received from the Swap Counterparty.

          SRPM of the Synthetic Debt Instrument. The SRPM of the Synthetic Debt Instrument will equal the sum of its principal amount (that is, the principal amount of the Underlying Security) and the specified ten year Constant Maturity Treasury-based interest payments. Solely for purposes of determining the OID on the Synthetic Debt Instrument, and solely for purposes of determining the SRPM of the Synthetic Debt Instrument, the specified ten year Constant Maturity Treasury-based payments will be assumed to be a fixed amount based on the value of the specified ten year Constant Maturity Treasury rate on the date a Certificate is initially purchased (the "Calculation Rate"). NO REPRESENTATION IS MADE THAT THE CERTIFICATES WILL ACTUALLY PAY AT THE CALCULATION RATE OR ANY OTHER RATE.

          Original Issue Discount. As stated above, the Synthetic Debt Instrument will have OID equal to the difference between the Synthetic Debt Instrument's issue price and its stated redemption price at maturity ("SRPM"). The amount of OID accrued in any one monthly accrual period will equal the adjusted issue price of the Synthetic Debt Instrument at the start of the accrual period multiplied by the Synthetic Debt Instrument's yield to maturity, adjusted (as described below) for the amount of actual specified ten year Constant Maturity Treasury-based payments made with respect to the accrual period. The adjusted issue price of the Synthetic Debt Instrument at the beginning of an accrual period will equal the issue price (discussed above) plus all OID previously accrued on the Synthetic Debt Instrument less all payments previously made on the Synthetic Debt Instrument. The yield to maturity of the Synthetic Debt Instrument will equal a discount rate that, when applied to the SRPM of the Synthetic Debt Instrument, will produce an amount equal to the Synthetic Debt Instrument's issue price.

          Adjustments. For any particular accrual period, the specified ten year Constant Maturity Treasury-based payments actually received by the Certificateholders are unlikely to match the amount of OID that would accrue if payments on the Synthetic Debt Instrument were made based solely on the Calculation Rate. Accordingly, the OID taken into account for the accrual period, must be increased or decreased, respectively, to reflect the amount by which the actual specified ten year Constant Maturity Treasury-based payments either exceed or fall short of such Calculation Rate payments.

Sale or Exchange by Certificateholders

          Assuming the Swap Agreement remains in force, a Certificateholder who sells a Certificate prior to its maturity will be treated as having sold the Synthetic Debt Instrument represented by the Certificate. The Certificateholder will recognize gain or loss equal to the difference, if any, between the amount of the proceeds received for the Certificate and the Certificateholder's adjusted basis in the Synthetic Debt Instrument. A Certificateholder's adjusted basis in the Synthetic Debt Instrument will equal the amount paid for the Certificate plus all OID previously accrued on the Synthetic Debt Instrument less all payments previously made on the Synthetic Debt Instrument. Any gain or loss will be capital gain or loss.

Separate Termination of the Swap Agreement

          If the Swap Agreement is terminated while the Underlying Securities are still held by the Trust, then a Certificateholder will be treated as having sold its interest in the Synthetic Debt Instrument for its fair market value immediately before the termination. The Certificateholder will recognize any income, deduction, gain or loss realized at that time. The Certificateholder's basis in the Underlying Securities, and the adjusted issue price of the Underlying Securities will be modified to reflect the fair market value of the Underlying Securities (as opposed to the fair market value of the Synthetic Debt Instrument) and any termination payment made or received by the Trust for agreeing to terminate the Swap Agreement.

          After a termination of the Swap Agreement, the Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

Deductibility of Trust's Fees and Expenses

          Under Section 162 or 212 of the Code, subject to the limitation on miscellaneous itemized deduction of certain taxpayers, including individuals described in the next sentence, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals), such Holder's share of any expenses will be deductible under the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80% limits are scheduled to be reduced starting in 2006 and to return to current levels after 2010.

Income of Non-U.S. Certificateholders

          A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount received with respect to the Synthetic Debt Instrument unless the Non-U.S. Certificateholder is (a) a direct or indirect 10% or greater shareholder of the issuer of the

Underlying Securities; (b) a controlled foreign corporation related to the issuer of the Underlying Securities; or (c) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

          o is signed under penalties of perjury by the beneficial owner of the certificate,

          o    certifies that such owner is not a U.S. Certificateholder, and

          o    provides the beneficial owner's name and address.

          A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent). Generally, the exemption statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the Certificateholder is a U.S. person.

          Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

          Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

          Estate Tax. The Certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (i) the individual is a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities or, (ii) at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (iii) the Certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

          Backup withholding of U.S. federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a Certificateholder must be reported to the Service, unless the Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

          In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

          Any amounts withheld under the backup withholding rules from a payment to a Certificateholder will be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

Consequences if the Underlying Securities and the Swap Agreement are Not Integrated

          In General. If the Underlying Securities and the Swap Agreement are not integrated, then the Certificateholders will be treated as separately acquiring the Underlying Securities and entering into the Swap Agreement, and the Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract). To properly account for the transaction, the Certificateholder must determine its initial basis in the Underlying Securities and whether it has received a nonperiodic payment for entering into the Swap Agreement, whether it has paid a nonperiodic payment to the Swap Counterparty for entering into the Swap Agreement or whether no nonperiodic payment has been made or received by either the Certificateholder or Swap counterparty. This calculation is made by reference to the fair market value of the Underlying Securities without the Swap Agreement.

          Basis. To the extent the cost of the Certificates exceeds the fair market value of the Underlying Securities alone, such excess will be treated as having been paid as a nonperiodic payment to the Swap Counterparty. Consequently, the Certificateholder will have initially a fair market value basis in the Underlying Securities and an initial basis equal to the excess (if any) in the Swap Agreement. To the extent the cost of the Certificate is less than the fair market value of the Underlying Securities alone, such shortfall will be treated as having been received by the Certificateholder as a nonperiodic payment for entering into the Swap Agreement. Consequently, the Certificateholder will have initially a fair market value basis in the Underlying Securities, with the excess cost being paid from the nonperiodic payment deemed to be received by the Certificateholders for entering into the Swap Agreement.

          Treatment of the Underlying Securities. The Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

          Treatment of the Swap Agreement. The Certificateholder's interest in the Swap Agreement should be treated as a notional principal contract for federal income tax purposes. In general, income or deductions with respect to the Swap Agreement should be attributable to periodic payments, nonperiodic payments, termination payments or a combination of the three. All taxpayers, regardless of their normal method of tax accounting, must account for periodic and nonperiodic payments on the Swap Agreement under an accrual method of accounting.

          Periodic Payments. The specified ten year Constant Maturity Treasury-based Interest Payments made by the Swap Counterparty to the Trust for the benefit of the Certificateholders will be treated as periodic payments received with respect to a notional principal contract and must be reported as ordinary income. Conversely, payments of interest on the Underlying Securities, which are given by the Trust to the Swap Counterparty, will be treated as periodic payments made with respect to a notional principal contract and will entitle the Certificateholders to claim an ordinary deduction. In general, all the periodic payments made and received that are attributable to the taxable year (together with the amortized portion of any nonperiodic payment attributable to the taxable year) are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year.

          Nonperiodic Payments. In general, if a Certificateholder is treated as making a nonperiodic payment to enter into the Swap Agreement, then it must amortize the nonperiodic payment and claim deductions for the amounts amortized over the term of the Swap Agreement in accordance with the forward rates of a series of cash settled forward contracts that reflect the notional amount of the Swap Agreement and the specified index (the ten year Constant Maturity Treasury rate). Conversely, if the certificate holder is treated as receiving a nonperiodic payment, then it must amortize and include the nonperiodic payment in income using the same methodology. Alternative amortization methods are provided by the swap Regulations. A Certificateholder should consult its tax advisor in picking a methodology for amortizing any nonperiodic payment.

          Termination Payments. Depending on the fair market value of the Swap Agreement at the time of sale, a U.S. Certificateholder may be considered to pay or receive a termination payment under the Swap Agreement upon selling the Certificate, which may result in a gain or loss. A termination of the Swap Agreement (including, in certain circumstances, an assignment of the Swap Agreement by the Swap Counterparty) will be treated in the same way. The termination of the Swap Agreement due to a Swap Agreement Termination Event may result in the Trust receiving or paying an Early Termination Payment, other breakage fees, or both. These payments will also be treated as termination payments made by or to the U.S. Certificateholders under the Swap Agreement. Gain or loss upon the termination of the Swap Agreement will generally be treated as capital gain or loss.

          Deduction of Swap Payments to the Counterparty. Any deduction claimed by a Certificateholder for the net amount paid to the Swap Counterparty, may be limited. Specifically, in the case of an individual Certificateholder, the amount of the net payment must be added to the Certificateholder's share of Trust expenses and, therefore, will be subject to the limitations imposed by Sections 67 and 68 of the Code. See the discussion, above, under the caption "Deductibility of Trust's Fees and Expenses." In addition, the net payment may not be deductible for purposes of computing the alternative minimum tax.

          Sale or Exchange of a Certificate. The sale or exchange of a Certificate will be treated as the separate sale of the Underlying Securities and the Swap Agreement. The sale of the Swap Agreement should be treated in the same manner as a termination payment. The sale of the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax Consequences."

          Non-U.S. Certificateholders. In the case of a non-U.S.
Certificateholder, the source of any income on the Swap Agreement will ordinarily be the Non-U.S. Certificateholder's residence as determined under
Section 988(a)(3)(B)(i).

Proposed Reporting Regulations

          In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Fixed Investment Trusts." If these rules are finalized in their current form, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Certificateholders. Any new method of calculating and reporting tax items to the Certificateholders could have the effect of accelerating their income and delaying their deductions.

State And Local Tax Considerations

          Potential Certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the Certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential Certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (iii) any entity whose underlying assets include plan assets of any such plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

          ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code (collectively, "Parties in Interest"). The Underlying Issuer, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans. There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: PTCE 84-14 (for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts): PTCE 95-60 (for certain transactions involving insurance company general accounts): and PTCE 96-23 (for certain transactions effected by in-house asset managers). There is no assurance that any of these exemptions would apply with respect to all transactions involving the trust's assets.. A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code.

          If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. This is called the "look-through rule." Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the Regulation.

          Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph. A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days

(or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

          It is anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and although no assurances can be given, it is anticipated that the Certificates will initially be sold to 100 or more beneficial owners independent of the Trust and of each other.

          Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "Plan Assets," such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement, dated [_______________], the Depositor has agreed to cause the Trustee, on behalf of the Trust, to sell and the Underwriters named below have severally agreed to purchase the principal amount of Certificates set forth below opposite their names.

                Wachovia Securities............................    $[________]
                ABN AMRO Financial Services, Inc...............    $[________]
                Total..........................................    $[________]

          The Underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Certificates offered by this Prospectus Supplement if any of such Certificates are purchased. In the event of default by any Underwriter, the underwriting agreement provides that, in certain circumstances the underwriting agreement may be terminated.

          The Depositor has been advised by the Underwriters that it proposes to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 1.0% per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of 1.0%. After the initial public offering, the public offering price and the concessions may be changed.

          The Certificates are a new issue of securities with no established trading market. Application has been made to list the Certificates on the NYSE. Trading of the Certificates on the NYSE is expected to commence on or about the Closing Date. The Underwriters have told the Depositor that they presently intend to make a market in the Certificates. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

          Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

          If the Underwriters create a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

          In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

          Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

          The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect of such civil liabilities.

          Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                     RATINGS

          It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated at least as highly as the Underlying Securities by S&P. The Underlying Securities are rated "A" by S&P. Any downgrade by S&P would result in a downgrade of its rating of the Certificates.

          The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and is based primarily on the credit quality of the Underlying Securities. The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

          The Depositor has not requested a rating on the Certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by S&P. You should note that as of the date of this Prospectus Supplement, the Underlying Securities are rated "A1" by Moody's. The Depositor has not asked Moody's to assign a rating to the Certificates.

                                 LEGAL OPINIONS

          Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                             INDEX OF DEFINED TERMS

Acceleration.....................................S-23      Regulations......................................S-27
Affected Party...................................S-16      Representative Amount............................S-16
Applicable Amount................................S-31      Reset Date.......................................S-15
Bank.............................................S-19      S&P...............................................S-3
Business Day.....................................S-22      SEC Reporting Failure............................S-24
Calculation Agent.................................S-6      Securities Act...................................S-13
Call Report......................................S-20      Service..........................................S-27
Call Reports.....................................S-20      Specified Currency...............................S-21
Certificateholders...............................S-12      Swap Agreement....................................S-4
Certificates......................................S-1      Swap Agreement Rate..............................S-14
Clearing Agency..................................S-21      Swap Agreement Termination
Closing Date.....................................S-12         Event.........................................S-16
Code.............................................S-27      Swap Counterparty...........................S-4, S-14
Commission.......................................S-12      Swap Counterparty Default........................S-17
Corporation......................................S-19      Swap Notional Amount.............................S-17
Defaulting Party.................................S-16      Synthetic Debt Instrument........................S-28
Defeasance........................................S-4      Telerate Page 7051...............................S-16
Depositor...................................S-1, S-12      ten year Constant Maturity
Designated Maturity..............................S-15         Treasury rate.................................S-14
Distribution Date................................S-22      Termination Amount...............................S-18
DOL..............................................S-36      Trust............................................S-12
DTC..............................................S-21      Trust Agreement..................................S-12
Early Termination Date...........................S-18      Trust Regulatory Event...........................S-17
Early Termination Payment........................S-18      Trust Swap Payment Default.......................S-16
EDGAR............................................S-12      Trust Termination Event..........................S-17
ERISA............................................S-35      Trustee....................................S-12, S-25
Exchange Act.....................................S-12      U.S. Certificateholder...........................S-27
FDIC.............................................S-20      U.S. Government Securities
Final Scheduled Distribution Date.................S-1         Business Day..................................S-16
H.15(519)........................................S-16      Underlying Issuer................................S-13
Interest Payment.................................S-14      Underlying Securities......................S-12, S-13
Interest Period...................................S-2      Underlying Securities Payment
IRA..............................................S-35         Date..........................................S-13
Market Quotation.................................S-18      Underlying Securities Prospectus.................S-13
Master Agreement..................................S-4      Underlying Securities Registration Statement.....S-13
Moody's..........................................S-11      Underwriters.....................................S-14
Non-U.S. Certificateholder.......................S-28      Unpaid Amounts...................................S-19
NYSE.............................................S-25      Voting Rights....................................S-26
Parties in Interest..............................S-36      W-8BEN...........................................S-32
Payment Default..................................S-23      Wachovia Securities..............................S-14
Plan.............................................S-36      Withholding Agent................................S-32
Record Date......................................S-22
Regulation.......................................S-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          The "Summary of Terms of the Underlying Securities" and the "Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Registration Statement referred to below. Prospective investors in the Certificates are urged to obtain and read a copy of the Underlying Securities Prospectus and the Underlying Securities Registration Statement. Neither the Depositor nor any of its affiliates nor the Underwriters make any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.

1.  Summary of Terms of the Underlying Securities

Underlying Issuer:                     Morgan Stanley.

Underlying Securities:                 $[_________] of 4.75% Subordinated Notes
                                       due 2014.

Amount Originally Issued:              $4,000,000,000.

Interest Rate:                         4.75% per annum.

Scheduled Payment Dates:               April 1 and October 1.

Underlying Securities notes trustee:   Bank One Trust Company, National
                                       Association, as successor to First
                                       National Bank of Chicago.

Denominations:                         $1,000 and integral multiples thereof.

Form:                                  Book-Entry.

CUSIP:                                 61748AAE6.

Underlying Securities Prospectus:      The prospectus dated and filed on
                                       August 26, 2003, and prospectus
                                       supplement dated March 23, 2004 and
                                       filed on March 25, 2004.

Registration Statement:                333-106789.

2.  SUMMARY EXCERPTS FROM THE UNDERLYING SECURITIES PROSPECTUS

          Set forth below are summaries of certain sections of the Underlying Securities Prospectus, which set forth material terms of the Underlying Securities. Prospective Investors in the Certificates are urged to read the full text of the Prospectus and Prospectus Supplement relating to the Underlying Securities. The Underlying Securities were issued pursuant to an Amended and Restated Subordinated Indenture dated as of May 1, 1999, as supplemented and amended from time to time, between the Underlying Issuer and Bank One Trust Company, National Association, as successor to First National Bank of Chicago, as trustee. We refer below to the Underlying Issuer's entire issuance of 4.75% Subordinated Notes due 2014, of which the Underlying Securities are a part, as the "notes," we refer to the above indenture as the "notes issuance agreement," we refer to all debt securities, including but not limited to the notes, that are or may be issued by the Underlying Issuer under the notes issuance agreement as "subordinated debt securities" and we refer to Bank One Trust Company, National Association in its capacity as trustee under the notes issuance agreement as the "notes trustee". Interest on the notes is payable semiannually on April 1 and October 1 of each year and is calculated on a "30/360" basis.

General Terms and Ranking

          The notes constitute subordinated debt and will rank junior to all senior indebtedness and equal in right of payment with any other subordinated indebtedness of the Underlying Issuer. The notes are a series of subordinated debt securities referred to in the Underlying Issuer's prospectus filed on August 26, 2003, and prospectus supplement dated March 23, 2004 and filed on March 25, 2004. The notes will initially be limited to $4,000,000,000 aggregate principal amount. The Underlying Issuer may, without the consent of the holders of the notes, create and issue additional notes in the future having the same terms as the notes, other than the date of original issuance and the date on which interest begins to accrue, so as to form a single series with the notes. The notes issuance agreement does not limit the amount of additional indebtedness that the Underlying Issuer or any of its subsidiaries may incur. The subordinated debt securities may be issued from time to time in one or more series. Except as described below under "Notes Issuance Agreement", the notes issuance agreement generally does not limit the amount of other indebtedness of securities that the Underlying Issuer or any of its respective subsidiaries may incur nor does it contain financial or similar restrictions on the Underlying Issuer or any of its respective subsidiaries.

          The Underlying Issuer cannot redeem the notes prior to their maturity. The notes do not have the benefit of any sinking fund.

Subordination

          The notes will be subordinate and junior in right of payment to all of the Underlying Issuer's senior indebtedness.

          Contractual provisions in the notes issuance agreement may prohibit the Underlying Issuer from making payments on subordinated debt securities (including the notes). Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the notes issuance agreement, to all of the Underlying Issuer's senior indebtedness. The notes issuance agreement defines "senior indebtedness" as obligations of, or guaranteed or assumed by, the Underlying Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the notes issuance agreement.

          The notes issuance agreement provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving the Underlying Issuer or a substantial part of its property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the notes issuance agreement and that declaration has not been rescinded and annulled as provided under the notes issuance agreement.

          If holders of the notes receive any payment in violation of this provision of the notes issuance agreement, then such payment shall be paid over to the holders of the Underlying Issuer's senior indebtedness or their representatives or to the trustees under any indenture pursuant to which such senior indebtedness may have been issued until all such senior indebtedness has been paid in full.

          Because the Underlying Issuer is a holding company, its ability to make payments on the notes depends upon it receipt of dividends, loan payments and other funds from its subsidiaries. If any of the Underlying Issuer's subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and the Underlying Issuer's rights and the rights of its creditors, including the rights of holders of the notes, will be subject to that prior claim, unless the Underlying Issuer is also a direct creditor of that subsidiary.

          In addition, various statutes and regulations restrict some of the Underlying Issuer's subsidiaries from paying dividends or making loans or advances to the Underlying Issuer. These restrictions could prevent those subsidiaries from paying the cash to the Underlying Issuer that it needs in order to pay the holders of the notes. These restrictions include:

     o the net capital requirements under the Exchange Act and the rules of some exchanges and other regulatory bodies, which apply to some of the Underlying Issuer's principal subsidiaries, such as Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited and Morgan Stanley DW Inc., and

     o banking regulations, which apply to Discover Bank, a Delaware chartered bank, and other bank subsidiaries of the Underlying Issuer.

          The Underlying Issuer may not amend the notes issuance agreement to alter the subordination of the notes without the written consent of each holder of its outstanding senior indebtedness that would be adversely affected by the amendment.

Notes Issuance Agreement

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

          Negative Pledge. Because the Underlying Issuer is a holding company, its assets consist primarily of the securities of its subsidiaries. The negative pledge provisions of the senior debt indenture limit the Underlying Issuer's ability to pledge some of these securities. The senior debt indenture provides that the Underlying Issuer will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the senior debt indenture on:

     o the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, referred to collectively as the "principal subsidiaries", or

     o the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the debt securities issued under the senior debt indenture will be secured equally and ratably with indebtedness so secured.

          For these purposes "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Underlying Issuer owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "Voting Securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

          In addition, the "senior debt indenture" refers to the Amended and Restated Senior Indenture dated as of May 1, 1999, as supplemented and amended from time to time, between the Underlying Issuer and JPMorgan Chase Bank, as trustee, under which the Underlying Issuer has the right to issue senior indebtedness.

          The notes issuance agreement does not include negative pledge provisions.

          Merger, Consolidation, Sale, Lease or Conveyance. The notes issuance agreement provides that the Underlying Issuer will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

     o    the Underlying Issuer will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of the Underlying Issuer's assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of the Underlying Issuer's obligations under the notes issuance agreement and the subordinated debt securities, including the notes, issued under the notes issuance agreement; and

     o immediately after the merger, consolidation, sale, lease or conveyance, the Underlying Issuer, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the notes issuance agreement applicable to the Underlying Issuer.

          Absence of Protections against All Potential Actions of the Underlying Issuer. There are no covenants or other provisions in the notes issuance agreement that would afford holders of the notes additional protection in the event of a recapitalization transaction, a change of control of the Underlying Issuer or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Underlying Issuer or a sale, lease or conveyance of all or substantially all of the Underlying Issuer's assets.

Events of Default.

          The notes issuance agreement defines an "event of default" with respect to the notes as follows:

     o default in payment of any principal of the notes at maturity, by declaration or otherwise;

     o    default for 30 days in payment of any interest on any of the notes;

     o default for 60 days after written notice in the observance or performance of any covenant or agreement in the notes or the notes issuance agreement (other than a covenant or warranty with respect to the notes the breach of nonperformance of which is otherwise included in the definition of "event of default");

     o    events of bankruptcy, insolvency or reorganization;

     o failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to the Underlying Issuer by the notes trustee, or to the Underlying Issuer and the notes trustee by the holders of not less than 25% in principal amount of the outstanding notes and other subordinated debt securities, treated as one class, issued under the notes issuance agreement; or

     o default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to the Underlying Issuer by the notes trustee, or to the Underlying Issuer and the notes trustee by the holders of not less than 25% in principal amount of the outstanding notes and other subordinated debt securities, treated as one class, issued under the notes issuance agreement.

          For purposes of the fifth and sixth clauses above, indebtedness means obligations of, or guaranteed or assumed by, the Underlying Issuer, other than the notes, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the notes issuance agreement caused by that failure, default or acceleration will also be considered cured.

          Acceleration of the Notes Upon an Event of Default. The notes issuance agreement provides that:


     o if an event of default due to the default in payment of principal of, or any premium or interest on, any notes or other subordinated debt securities issued under the notes issuance agreement, or due to the Underlying Issuer's default in the performance or breach of any other covenant or warranty applicable to the notes but not applicable to all outstanding subordinated debt securities issued under the notes issuance agreement occurs and is continuing, either the notes trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes and each other affected series of subordinated debt securities issued under the notes issuance agreement, voting as one class, by notice in writing to the Underlying Issuer and to the notes trustee, if given by security holders, may declare the principal of all subordinated debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other covenants or agreements in the notes issuance agreement applicable to all outstanding subordinated debt securities including the notes issued under the notes issuance agreement or due to specified events of bankruptcy, insolvency or reorganization of the Underlying Issuer, occurs and is continuing, either the notes trustee or the holders of not less than 25% in aggregate principal amount of all outstanding notes and other subordinated debt securities issued under the notes issuance agreement, voting as one class, by notice in writing to the Underlying Issuer and the notes trustee, if given by holders of the notes and other subordinated debt securities, may declare the principal of all those subordinated debt securities and interest accrued thereon to be due and payable immediately.

          Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the notes issuance agreement, other than the non-payment of the principal of the notes securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all notes and other affected series of subordinated debt securities issued under the notes issuance agreement, voting as one class, may annul past declarations of acceleration of or waive past defaults of the subordinated debt securities.

          Indemnification of Notes Trustee for Actions Taken on Behalf of the Holders of the Notes. The notes issuance agreement contains a provision entitling the notes trustee, subject to the duty of the notes trustee during a default to act with the required standard of care, to be indemnified by the holders of the notes before proceeding to exercise any trust or power at the request of holders.

          Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of the outstanding notes and each other affected series of subordinated debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the notes trustee, or exercising any trust or power conferred on the notes trustee.

          Limitation on Actions by an Individual Holder of the Notes. The notes issuance agreement provides that no individual holder of the notes may institute any action against the Underlying Issuer under the notes issuance agreement, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the notes trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding notes and each other affected series of subordinated debt securities, treated as one class, must have (1) requested the notes trustee to institute that action and (2) offered the notes trustee reasonable indemnity;

     o the notes trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding notes and each other affected series of subordinated debt securities, voting as one class, must not have given directions to the notes trustee inconsistent with those of the holders referred to above.

          Annual Certification. The notes issuance agreement contains a covenant that the Underlying Issuer will file annually with the notes trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance.

          The Underlying Issuer has the ability to eliminate most or all of its obligations on the notes prior to maturity if it complies with the following provisions.

          Discharge of the Notes Issuance Agreement. The Underlying Issuer may discharge all of its obligations, other than as to transfers and exchanges, under the notes issuance agreement after it has:

     o paid or caused to be paid the principal of and interest on all of the outstanding notes in accordance with their terms;

     o delivered to the notes trustee for cancellation all of the outstanding notes; or

     o irrevocably deposited with the notes trustee cash or U.S. government obligations in trust for the benefit of the holders of the notes, if the notes have either become due and payable, or are by their terms due and payable within one year, in an amount certified to be sufficient to pay on each date that they become due and payable the principal of and interest on the notes, except that the deposit of cash or U.S. government obligations for the benefit of holders of the notes will discharge obligations under the notes issuance agreement relating only to the notes.

          Defeasance of the Notes at Any Time. The Underlying Issuer may also discharge all of its obligations, other than as to transfers and exchanges, under the notes at any time, referred to as "defeasance."

          The Underlying Issuer may be released with respect to the notes from the obligations imposed by Section 9.01 of the notes issuance agreement, which contains the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those provisions without creating an event of default. Discharge under those procedures is called "covenant defeasance."

          Defeasance or covenant defeasance may be effected only if, among other things:

     o The Underlying Issuer irrevocably deposits with the notes trustee cash or U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on all outstanding notes being defeased;

     o The Underlying Issuer delivers to the notes trustee an opinion of counsel to the effect that:

          o the holders of the notes being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the notes being defeased.

               In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Underlying Securities Prospectus, since that result would not occur under tax law as of the date of the Underlying Securities Prospectus;

          o No event or condition will exist that, under the provisions described under "--Subordination" above, would prevent the Underlying Issuer from making payments of principal or interest on the notes at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

          o The Underlying Issuer delivers to the notes trustee an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and
               (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained the Underlying Issuer's property, then the notes trustee and the holders of the notes would be entitled to some enumerated rights as secured creditors in the trust funds.

Modification and Waiver.

          Modification of the Notes Issuance Agreement Modification Without Consent of Holders. The Underlying Issuer and the notes trustee may enter into supplemental notes issuance agreement without the consent of the holders of the notes to:

          o    secure any notes;

          o evidence the assumption by a successor corporation of the Underlying Issuer's obligations;

          o    add covenants for the protection of the holders of the notes;

          o    cure any ambiguity or correct any inconsistency;

          o establish the forms or terms of additional series of subordinated debt securities; or

          o evidence the acceptance of appointment by a successor notes trustee.

          Modification with Consent of Holders. The Underlying Issuer and the notes trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding subordinated debt securities (including the notes), voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the notes issuance agreement or modify in any manner the rights of the holders of those subordinated debt securities. However, the Underlying Issuer and the notes trustee may not make any of the following changes to any outstanding subordinated debt security (including the notes) without the consent of each holder that would be affected by such change:

          o    extend the final maturity of the principal;

          o    reduce the principal amount;

          o    reduce the rate or extend the time of payment of interest;

          o    reduce any amount payable on redemption;

          o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

          o impair the right of any holder to institute suit for the enforcement of any payment on any note when due; or

          o reduce the percentage of the notes the consent of whose holders is required for modification of the notes issuance agreement.

          Modification of Subordination Provisions. The Underlying Issuer may not amend the notes issuance agreement to alter the subordination of the notes without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.

Governing Law

          The notes and the notes issuance agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Prospectus

                              Trust Certificates
                             (Issuable in series)
                    Synthetic Fixed-Income Securities, Inc.
                                   Depositor

The depositor-

o may establish trusts from time to time for the purpose of issuing certificates.

Each trust-

o will issue asset-backed certificates in one or more offerings and in one or more series with one or more classes;

o    will own-

     o a publicly tradable fixed income security or a pool of such securities;

     o    payments due on those securities; and

     o other assets described in this prospectus and in the accompanying prospectus supplement.

Each certificate-

o will be issued by a trust formed by the depositor and will represent interests only in that trust and will be paid only from the assets of that trust;

o will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

o    may include one or more classes of certificates and enhancement.

The Certificateholders-

o will receive interest and principal payments from the assets deposited with the trust.

             -----------------------------------------------------
               Consider carefully the risk factors beginning on
                          page 5 in this prospectus.
             -----------------------------------------------------

The certificates are not insured or guaranteed by any government or governmental agency or instrumentality.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the depositor or of the administrative agent of the trust or any of their affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                         ---------------------------

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Wachovia Capital Markets, LLC, is acting under the trade name Wachovia Securities.

                              Wachovia Securities

                               December 1, 2004

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

   o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

   o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations;

   o information concerning the type, characteristics and specifications of the securities deposited with the trust (the "Underlying Securities") and any other Deposited Assets (as defined below) and any credit support for such series or class;

   o the relative rights and priorities of each such class, including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets;

   o the name of the trustee and the administrative agent, if any, for the series;

   o the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation of the Pass-Through Rate;

   o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

   o  the date of issue;

   o  the Final Scheduled Distribution Date;

   o  the offering price; and

   o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

      If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

Where You Can Find More Information..........................................3
Incorporation Of Certain Documents By Reference..............................4
Reports To Certificateholders................................................4
Important Currency Information...............................................4
Risk Factors.................................................................5
The Depositor................................................................7
Use Of Proceeds..............................................................7
Formation Of The Trust.......................................................8
Maturity And Yield Considerations............................................9
Description Of The Certificates.............................................11
Description Of Deposited Assets And Credit Support..........................26
Description Of The Trust Agreement..........................................41
Limitations On Issuance Of Bearer Certificates..............................52
Currency Risks..............................................................53
Material Federal Income Tax Consequences....................................55
Plan Of Distribution........................................................66
Legal Opinions..............................................................68


                      WHERE YOU CAN FIND MORE INFORMATION

      Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). The Exchange Act reporting obligations of each trust are limited. Generally, each trust's filings will be limited to reports filed in connection with each distribution date, reporting on the distribution to certificateholders, and annual reports on Form 10-K. We do not intend to send any financial reports to certificateholders.

      We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the Depositors Registration Statement No. 333-111858 filed on January 12, 2004 and declared effective on March 24, 2004 and all documents that we have filed with the SEC as required by the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference at no cost, by writing us at One Wachovia Center, 301 South College Street, DC-8 Charlotte, NC 28288, Attention:
Investment Grade Syndicate Desk or telephoning 704-383-7727.


                         REPORTS TO CERTIFICATEHOLDERS

      Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act.


                        IMPORTANT CURRENCY INFORMATION

      References in this prospectus to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

      Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities") will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Wachovia Securities. Each exchange will be made by Wachovia Securities on the terms and subject to the conditions, limitations and charges that Wachovia Securities may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.


                                 RISK FACTORS

      Risk of the Certificates having limited liquidity. Prior to the issuance of any series of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

      Risk associated with certain adverse legal considerations applicable to the ownership of a series or class of Certificates or the assets sold or assigned to the applicable trust. A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement, or the assets deposited in or sold or assigned to the related trust.

      Risk associated with the certificateholders having limited recourse against the Depositor or its affiliates. The certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or the trust, or any other person. Any obligation of the Depositor with respect to the certificates of any series will only be through limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

      Risk associated with certificateholders' reliance for payment on the limited assets of the trust and any credit support. The trust for any series of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of the Depositor, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

      Risk of extended maturity or early redemption altering timing of distributions to certificateholders. The timing of any distribution with respect to any series or class of certificates is affected by a number of factors, including:

   o  the purchase price of your certificates;

   o  the performance of the related Deposited Assets;

   o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities, including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities; and

   o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

      The performance of the Deposited Assets and the extent of redemptions, other unscheduled payments or extensions may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will describe the manner and priority of distributions to the classes within each series. The related prospectus supplement will also discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. The timing of distributions could affect the yield realized from your investment in the certificates. If the certificates are paid prior to their expected maturity at a time when prevailing market interest rates are lower than the yield on your certificates, you may be adversely affected since you will likely be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates. See "Maturity and Yield Considerations."

      Risk of the Certificates having adverse tax consequences to certificateholders. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

      Risk of ratings of the Certificates being downgraded or withdrawn. At the time of issue, each class of certificates that is offered by this prospectus will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

      Risk of loss of rights associated with ownership of the Certificates in global form and not in definitive physical form. Each class of certificates will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the applicable trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

      Risk associated with Certificates which are not denominated in U.S. Dollars. The certificates of any given series, or any class within such series, may be denominated in a currency other than U.S. dollars. Any prospectus supplement relating to certificates not denominated in U.S. dollars will contain information concerning historical exchange rates for the applicable currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency, including any material risk factors of which we are aware. See "Currency Risks."

      Risk associated with lack of control by certificateholders over ownership of Deposited Assets. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

      In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series, and to each class within such series.


                                 THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly-owned, limited-purpose subsidiary of Wachovia Corporation. The business activities of the Depositor are limited by its Certificate of Incorporation to the acquiring, owning, holding, selling transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, including the Deposited Assets, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing. The principal office of the Depositor is located at One Wachovia Center, 301 South College Street, DC-8 Charlotte, NC 28288,
Attention: Investment Grade Syndicate Desk.


                                USE OF PROCEEDS

      The net proceeds to be received from the sale of each series or class of certificates, whether or not offered by this prospectus, will be used by the Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes. However, the Depositor will not receive any proceeds from the sale of the certificates in market-making transactions by Wachovia Securities or any other affiliate of the Depositor. See "Plan of Distribution" in this prospectus.


                            FORMATION OF THE TRUST

      A separate trust will be created for each series of trust certificates. The Depositor will sell, or cause to be sold, the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Sale or Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets by the terms of the trust agreement and will receive a fee for these services. The trustee's fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the sale of the Deposited Assets to be recorded by customary means or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

      Unless otherwise stated in the prospectus supplement, the Depositor's sale of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

   o its contractual, administrative obligations, if any, under the trust agreement;

   o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies"; and

   o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

      The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

      Unless otherwise provided in the related prospectus supplement, each trust will consist of:

   o the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

   o such assets as from time to time are identified as deposited in the related certificate account;

   o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;

   o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described under "Description of Deposited Assets and Credit Support--Credit Support";

   o the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

   o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust
      Agreement--Advances in Respect of Delinquencies."

      In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain credit support for the benefit of the certificateholders of any related series or class of certificates.


                       MATURITY AND YIELD CONSIDERATIONS

      Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to:

   o early redemption, either by the applicable obligor or by a third-party call option;

   o  repayment at the option of the holders of the Underlying Securities; or

   o  extension of maturity.

      The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

      The effective yield to holders of the certificates of any series and class may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of the certificates may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

      Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders of the Outstanding Debt Securities. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

      The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited Assets.

      The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series or class is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

      A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security.

                        DESCRIPTION OF THE CERTIFICATES

      Each series of certificates will be issued pursuant to a trust agreement and a separate series supplement, which supplements such trust agreement, among the Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued under the trust agreement and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used in this prospectus with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      A copy of the applicable series supplement to the trust agreement relating to each series of certificates will be filed with the SEC following the issuance of such series. The filing will be made as an exhibit to a Current Report on Form 8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For Registration of Certain Classes of Securities. Once they are filed, these reports, including the series supplement as filed, will be available to you through the SEC, either in paper form or through the internet. The Depositor will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust's name, as that name is reflected in the SEC's filings system. See "Where You Can Find More Information."

General

      There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. Each series of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for that series, and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

      Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

   o  the title of such certificates;

   o the series of such certificates and, if applicable, the number and designation of classes of such series;

   o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by the Depositor; with respect to any Underlying Securities which at the time of such deposit represent 10% or more of the aggregate Underlying Securities held by the related trust ("Concentrated Underlying Securities"), information concerning the material terms of such Underlying Securities, the identity of the issuer of the Underlying Security and where publicly available information regarding such issuer may be obtained;

   o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

   o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

   o if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class;

   o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

   o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the trust in exchange for surrendering such certificateholder's certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

   o the option, if any, of any specified third party (which may include one or more of the Depositor or its respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

   o the rating of each series or each class within such series offered by this prospectus;

   o if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which such series or class within such series will be issuable;

   o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms of such certificates;

   o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

   o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

   o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution Date;

   o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

   o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

   o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

   o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

   o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

      Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. The Depositor may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

      Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

      Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00
a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

      Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

      Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

      General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes of this prospectus, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates in this prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

      Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Stated Amount (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

      Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified in the applicable prospectus supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning the Base Rate:

   o  LIBOR (a "LIBOR Certificate");

   o  the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

   o  the Treasury Rate (a "Treasury Rate Certificate");

   o  the Federal Funds Rate (a "Federal Funds Rate Certificate");

   o  the CD Rate (a "CD Rate Certificate"); or

   o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

      As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

      The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior, to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

      With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

      Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

Principal of the Certificates

      Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Stated Amount" which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated Amount of such class or classes has been reduced to zero. The outstanding Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

      If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

      From time to time, the trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to:

   o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified in the terms of the certificates;

   o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

   o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

   o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

      Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

      Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Optional Exchange

      If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company

Act of 1940, and all applicable rules, regulations and interpretations. Such terms may relate to, but are not limited to, the following:

   o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

   o a minimum Stated Amount or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

   o a requirement that the Stated Amount or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

   o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

   o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust; and

   o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable.

      Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse of the certificate duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Stated Amount or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Stated Amount of such certificate provided that the Stated Amount or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Stated Amount of the certificate shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

      Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the related trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Default and Remedies

      If there is a payment default on or acceleration of the Underlying Securities, then: (i) the trustee will sell all of such Underlying Securities and a pro rata portion of the Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying Securities), (ii) the trustee will distribute such Underlying Securities and a pro rata portion of the Deposited Assets in kind to the certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the certificateholders the financial and other information required by the SEC. The choice of remedies will be specified for a given series in the prospectus supplement, and the trustee, Depositor and certificateholders will have no discretion in this respect.

      The "Allocation Ratio" is the allocation between classes of a given series of the total expected cash flows from the Deposited Assets of that series. The applicable prospectus supplement for any series with more than one class will specify the Allocation Ratio for that series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities."

Call Right

      The Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given series from the trust (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series."

      The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

   o  the initial holder of the Call Right;

   o whether the Stated Amount or Notional Amount (as defined below) of each certificate being purchased pursuant to the Call Right must be an authorized denomination;

   o  the call date or dates; and

   o  the call price.

      After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

      Certificates may be issued with Underlying Securities that permit the holder thereof to require the issuer of the Underlying Securities to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a specified date or during specific periods. If the holder of a Put Option has exercised that right prior to the Final Scheduled Distribution Date, then the certificates of the related series will be redeemed as described in the applicable prospectus supplement. The Depositor will not issue a series of certificates with Puttable Underlying Securities if it would either (i) cause the trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the trust as a "grantor trust" under the Code.

Global Securities

      Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

      Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such Securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

      Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates".

      If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

   o as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates;

   o as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

   o as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

      The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.


              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

      Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

   o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies;

   o preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

   o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment Trust Certificates");

   o asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

   o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

   o an obligation of one or more U.S. government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged;

   o Government Trust Certificates ("GTCs" and together with Treasury Securities and GSEs, "Domestic Government Securities") described below; or

   o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government Securities" and together with Domestic Government Securities, "Government Securities").

      The Depositor or one of its affiliates will purchase the Underlying Securities in the secondary market, except that the Depositor or one of its affiliates may

   o purchase securities directly from GSEs that (1) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the certificates hereunder and (2) make information publicly available comparable to that required of Exchange Act reporting entities; and

   o  purchase Treasury Securities directly from the issuer thereof.

      An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell the Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

      With respect to any Private Sector Securities constituting Concentrated Underlying Securities, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities or Equipment Trust Certificates, of the issuer of the obligation held by, or supporting the issuance by, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

      (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

      (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

           (1) each of the parent company and the issuer meet one of the eligibility criteria set forth in (a) above; or

           (2) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and the issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

      (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

      (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, the issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.

      The applicable prospectus supplement will also describe the material terms of any Concentrated Underlying Securities, whether they are Private Section Securities or Government Securities. For a pool of Underlying Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose general provisions relating to the material terms of the Underlying Securities and statistical information relating to the economic terms of the Underlying Securities. See "--Principal Economic Terms of the Underlying Securities" below.

      The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a trust. It is not a complete description of any prospectus relating to any Underlying Security or any Underlying Securities Indenture. Please refer to the related prospectus supplement for information about the specific Underlying Securities for your series of certificates. All information contained in a prospectus supplement with respect to any Underlying Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the underlying security or underlying security issuer or guarantor, or other publicly available information. Investors should note that the issuers of the Underlying Securities are not participating in any offering of certificates and that the Depositor and Wachovia Securities will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.

      No series of certificates, including any series for which the Underlying Securities include Government Securities, will be insured or guaranteed by any government or governmental agency or instrumentality.

Underlying Securities

Private Sector Securities

      Private Sector Securities will be either:

   o  Corporate Securities;

   o  Trust Preferred Securities;

   o  Equipment Trust Certificates; or

   o  Asset-Backed Securities.

      Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

      Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

      Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

      Certain Covenants. If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

   o  consolidate, merge, or transfer or lease assets;

   o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

   o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

   o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

      An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

      The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

      The prospectus supplement for any series of certificates will describe material covenants in relation to any Concentrated Underlying Securities (including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of Underlying Securities.

      Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

   o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

   o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

   o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

   o certain events of bankruptcy, insolvency or reorganization of the issuer.

      Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

      Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

      Subordination. As specified in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

      Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

      The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

      Trust Preferred Securities. As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

      The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

      In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

      Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

      The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

      Asset-Backed Securities. As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

      The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

      Government Securities will be either:

   o  GSE Securities;

   o  GTCs;

   o  Treasury Securities; or

   o  Foreign Government Securities.

      No series of certificates, including any series for which the Underlying Securities include Government Securities, will be insured or guaranteed by the United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

      GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be specified in the applicable prospectus supplement.

      In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

      Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the applicable prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

      Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

      Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

   o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

   o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

   o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

      GTCs. As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

      Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

      Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms Of Underlying Securities

      Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

      (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

      (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

      (iii) whether any of the obligations are secured or unsecured and the nature of any collateral;

      (iv) the limit, if any, upon the aggregate principal amount of such debt securities;

      (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

      (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the "Underlying Securities Rate"); the date or dates from which such interest will accrue (the "Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable (the "Underlying Securities Payment Dates");

      (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

      (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

      (ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the underlying securities may require the issuer of the puttable underlying securities to repurchase or otherwise repay such puttable underlying securities;

      (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof;

      (xi) if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed;

      (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities;

      (xiii) the rating thereof, if any; and

      (xiv) any other material terms of such Underlying Securities.

      With respect to a trust containing a pool of Underlying Securities, the applicable prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

      In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security and will disclose where and how prospective purchasers of the certificates may obtain publicly available information about the obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the applicable prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be specified in the applicable prospectus supplement. In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities.

      If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or, in the case of a GSE issuer, ceases to make available comparable reports, the Depositor, on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act. In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of certificates ceases to file periodic reports required under the Exchange Act, or, in the case of a GSE issuer, ceases to make available comparable reports, the Depositor shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information the such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

      In addition to the Underlying Securities, the Depositor may also deposit into a trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

      Unless otherwise specified in the applicable prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

      As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below. The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act. For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

      Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

      Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

      Reserve Accounts. If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, or such other person named in the applicable prospectus supplement.

Collections

      The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

      The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.


                      DESCRIPTION OF THE TRUST AGREEMENT

General

      The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Sale Or Assignment Of Deposited Assets

      At the time of issuance of any series of certificates, the Depositor will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be sold or assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with such sale or assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms of the Underlying Security, the Retained Interest, if any, with respect the Underlying Security, the maturity or terms of the Underlying Security, the rating, if any, of the Underlying Security and certain other information.

      In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

      Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

      General. With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

      Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect to the Deposited Assets all as and to the extent provided in the applicable sub-administration agreement.

      The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

      The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

      The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

      Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

      Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest in the Deposited Asset. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

      The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

      If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

      Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to Advances, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, the "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

      An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates.

      The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

      The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

      Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

      Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

   o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

   o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

   o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Stated Amount or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

      Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

      No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification And Waiver

      Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

   o  to cure any ambiguity;

   o to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement;

   o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

   o to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

   o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates; or

   o  to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the Depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the Required Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the Required Percentage specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

      Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

      Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports To Certificateholders; Notices

      Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

   o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

   o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this prospectus and in the related prospectus supplement;

   o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

   o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

   o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution Date;

   o the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered by this prospectus) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

   o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

      In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

      Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence As To Compliance

      If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

      The trust agreement may also provide for delivery to the Depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

      Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

      Each trust will have limited reporting obligations as a filer under the Exchange Act. The reporting required for a trust will be limited to filing a copy of the applicable series supplement to the trust agreement as described under "Description of the Certificates" in this prospectus, filing an annual report on Form 10-K and filing current reports on Form 8-K. A current report on Form 8-K will be filed relating to each distribution on the Certificates and will contain a report on the distribution. Current reports on Form 8-K will also be filed, if necessary, to report specific events which if they occur would be out of the ordinary course for the trust, such as any significant dispositions of trust assets, any material legal proceedings involving the trust, any material modifications to the Trust Agreement, any submissions of matters to a vote of certificateholders and any bankruptcy or receivership involving the trust or the depositor. Each Form 10-K will contain any material information that has occurred relating to specific items such as any material legal proceedings involving the trust, any submissions of matters to a vote of certificateholders, information on the number of certificateholders and any concentrations of ownership of the related series of certificates that are known to the depositor and are required to be reported on under the applicable SEC regulations.

Replacement Certificates

      Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

      The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of (i) the final payment or other liquidation of the last

Deposited Asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.

      Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement (such price, a "Purchase Price").

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

      The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any administrative agent and their respective affiliates.


                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

      In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

      Bearer certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

      As used in this prospectus, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

      Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream Banking") for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.


                                CURRENCY RISKS

Exchange Rates and Exchange Controls

      An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: euro, U.K. pound sterling, Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars and U.S. dollars. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

      As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

      The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

      Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

      Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

Foreign Currency Judgments

      Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material federal income tax consequences of owning and disposing of the certificates. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

      This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This discussion assumes that the Underlying Securities are U.S. dollar-denominated debt instruments for United States federal income tax purposes. Underlying Securities that are debt instruments but not denominated in U.S. dollars are considered under "Special Considerations for Underlying Securities Denominated in a Foreign Currency." Underlying Securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

      U.S. Certificateholder. For purposes of this discussion, a "U.S. Certificateholder" means a certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations. A "Non-U.S. Certificateholder" means a person that is neither a U.S. Certificateholder nor a certificateholder subject to rules applicable to former citizens and residents of the United States.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

      Classification as Trust. In the opinion of Sidley Austin Brown & Wood LLP, the Trust will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. The certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that if challenged this classification will prevail.

      Classification as Partnership. If the Trust is classified as a tax partnership, the Trust will not be subject to federal income tax, but each item of income, gain, loss, deduction and credit generated by the Underlying Securities will be allocated among the certificateholders as partners in accordance with their respective interests. The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when the Trust accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships. The remaining discussion assumes that the Trust is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

      In General. A certificateholder will allocate the purchase price for a certificate among the different Underlying Securities represented by the certificate in proportion to the relative fair market values of the different Underlying Securities on the purchase date. The amount allocated to any particular Underlying Security will represent the initial adjusted basis of the certificateholder's interest in that Underlying Security. Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to those different interests.

      Certificates Subject to Call. In some cases, the acquisition of a certificate will represent both the purchase of interests in the Underlying Securities and the grant of an option to call the certificate. In that case, the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the certificateholder for writing the option. If the amount of the purchase price allocated to Underlying Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying Securities, then the certificateholder's interests in the Underlying Securities will have been acquired by the certificateholder either at a premium or a discount. See the discussions below under the captions "Market Discount" and "Premium."

      Because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the Underlying Securities, and the related tax reporting, the Trust generally intends for reporting purposes to treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the Underlying Securities. No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the Underlying Securities and more to the deemed option premium, then the certificateholder may have more discount to take into income or less premium available to use as an offset against interest income. In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a certificateholder to integrate the option and the Underlying Securities, treating them as a single "synthetic" debt instrument under Section 1.1275-6 of the Regulations.

      The Trust will generally not identify the interests in the Underlying Securities and any option as part of an integrated transaction. The remaining discussion assumes that these positions will not be integrated and that the Trust's allocation of the purchase price of a certificate will be respected. Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Different Income Tax Treatment of Different Classes. The certificates may be issued in different classes and may represent (i) an interest in the Underlying Securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the Underlying Securities ("Strip Certificates") or (iii) an interest in a specified portion of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities ("Fixed Rate and Floating Rate Certificates"). These differences affect the income tax treatment of the different classes.

Interests in the Underlying Securities in Full

      For income tax purposes these certificates are equivalent to holding the Underlying Securities and the following considerations apply to their tax treatment.

      Original Issue Discount. Certain of the Underlying Securities may have been issued with original issue discount ("OID") for federal income tax purposes. In general, the OID on an Underlying Security will equal the difference between the issue price of the Underlying Security and its stated redemption price at maturity ("SRPM"), which is ordinarily the difference between the initial price of the Underlying Security to the public and the stated principal amount of the Underlying Security. OID is deemed to accrue over the term of the Underlying Security under a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest.

      Unless a certificateholder acquires its interest in an Underlying Security at a premium (as explained below), if the amount of OID on an Underlying Security exceeds a certain "de minimis" amount, then regardless of its accounting method, a certificateholder will be required to include in gross income OID as it accrues on the Underlying Security during the period that the certificateholder has an interest in the Underlying Security.

      Contingent Payment Securities. Certain of the Underlying Securities may have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code. The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

      Market Discount. To the extent the purchase price of a certificate allocated to an Underlying Security is less than the Underlying Security's adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the certificateholder may acquire its interest in the Underlying Security with "market discount" as defined under
Section 1276 of the Code. If the amount of market discount exceeds a certain "de minimis" amount, then the certificateholder will have to recognize as ordinary income its share of any gain realized on the disposition of either the Underlying Security or the Certificate, to the extent such market discount has accrued. In addition, the certificateholder will have to recognize as ordinary income its share of any partial principal payment on the Underlying Security to the extent market discount has accrued. Alternatively, the certificateholder may elect to recognize and include market discount in income currently. (Because such an election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser). In either case, the basis of the certificateholder's interest in the Underlying Security will increase by the amount of market discount recognized. If the market discount rules apply to one or more Underlying Securities represented by a certificate but a certificateholder does not elect to currently accrue and include market discount in income currently, then the certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

      Premium. Depending on how the purchase price of a certificate is allocated among the certificateholder's interests in the Underlying Securities, the certificateholder's interests in one or more Underlying Securities may be purchased with either an acquisition premium or a bond premium. A certificateholder's interests in an Underlying Security is purchased with acquisition premium if the purchase price allocated to the Underlying Security exceeds the adjusted issue price of the Underlying Security but not its stated redemption price at maturity, Acquisition premium reduces (but does not eliminate) the amount of OID that the certificateholder would otherwise have to include in income. The affect of acquiring an interest in an Underlying Security with bond premium is discussed below under the caption "Fixed Rate and Floating Rate Certificates--Bond Premium."

      Election to Treat All Interest as Original Issue Discount. A certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an Underlying Security using a constant yield method. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser.

Strip Certificates

      The federal income tax consequences of acquiring, holding, and disposing of Strip Certificates will be discussed in the applicable Supplement or an attachment thereto.

Fixed Rate and Floating Rate Certificates

      Original Issue Discount. Proper federal income tax treatment of these certificates is unclear. In effect, a portion of the principal and a portion of the interest have been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased, each of the Underlying Securities represented by the certificate is treated as newly issued (possibly with original issue discount) for purposes of reporting a certificateholder's income. Notwithstanding these rules, however, the investment of the certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

      Assuming the certificates are purchased at par (generally, the face amount of the Underlying Securities) and subject to the discussion in the paragraph below, the Trust intends to take the position that the Fixed Rate and Floating Rate Certificates do not represent interests in securities having original issue discount. Based upon the foregoing, it is reasonable for each

Fixed Rate and Floating Rate certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the Fixed Rate and Floating Rate Certificates would represent interests in securities having original issue discount. In that case, Fixed Rate and Floating Rate certificateholders would have to include in gross income such OID as accrued over the term of the Underlying Securities under a constant yield method. In addition, Fixed Rate and Floating Rate certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the Underlying Securities either with additional discount or at a premium. These purchasers should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of Fixed Rate and Floating Rate Certificates under these circumstances.

      Bond Premium. Depending on how the purchase price of a certificate is allocated among the Underlying Securities, a certificateholder may acquire its interest in one or more Underlying Securities at a bond premium. This will occur to the extent that the purchase price allocated to the certificateholder's portion of the Underlying Security exceeds the stated redemption price at maturity of the certificateholder's portion of the Underlying Security. If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Security under a constant yield method. The amount of premium amortized in each taxable year offsets the interest income on the Underlying Security but also reduces the certificateholder's basis in the Underlying Security. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

Special Considerations for Underlying Securities That Include Trust Preferred

      The Underlying Securities may include Trust Preferred Securities. Ordinarily, an issuer of Trust Preferred Securities may defer the interest payments on the subordinated debentures that underlie the Trust Preferred Securities, thereby deferring the interest payments on the Trust Preferred Securities as well. The materials used to offer Trust Preferred Securities may express the view that the Trust Preferred Securities were not issued with original issue discount. Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote. In these cases, the Trust also intends to treat these assets as having been issued without OID.

      If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a certificateholder will have to include any OID in income as it accrues over the term of the Trust Preferred Securities regardless of whether the certificateholder received the cash attributable to that income and regardless of the certificateholder's regular accounting method. Similarly, if the issuer of the Trust Preferred Securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the certificateholders will have to accrue the interest payable on the Trust Preferred Securities as OID.

Deductibility of Trust's Fees and Expenses

      Fees and Expenses. Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80% limits are scheduled to be reduced starting in 2006 and return to current levels in 2010.

      Foreign Tax Credits. Foreign income taxes (if any) withheld from payments to the Trust will be includible in the income of certificateholders and will likewise be deductible to certificateholders, or, alternatively, certificateholders may, subject to various limitations, be eligible to claim a U.S. foreign tax credit.

Sale or Exchange by Certificateholders

      Sale or Exchange of a Certificate. A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the certificate. The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of Underlying Security (determined based on the relative fair market values of the Underlying Securities on the date of sale) and the certificateholder's adjusted basis in each Underlying Security. A certificateholder's adjusted basis in an Underlying Security will equal the amount of the Certificate purchase price initially allocated to the Underlying Security, increased by any original issue discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

      Certificates Subject to Call. As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the certificate. Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code. Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

      Sale of the Underlying Securities. If the Trust sells the Underlying Securities (or the Underlying Securities are redeemed or retired by the Issuer) each certificateholder will be treated as having sold its pro rata interest in the Underlying Security and gain or loss (if any) will be recognized by the certificateholder. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

      In Kind Redemption of Certificates. If the Underlying Securities are distributed in exchange for certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event. A certificateholder will, however, have gain or loss if following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than it held immediately before the exchange.

      Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Securities following a default on the Underlying Securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Special Considerations for Underlying Securities Denominated in a Foreign
Currency

      The following U.S. federal income tax considerations apply to certificates ("Foreign Currency Certificates") that represent interests in Underlying Securities that are debt instruments denominated in currency other than the U.S. dollar ("Underlying Foreign Securities"). Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S. Certificateholder) and interest that must be taken into income as it accrues (such as OID and "ordinary" interest in the case of an accrual method U.S. Certificateholder).

      Interest That May be Taken Into Income Upon Receipt ("Current Interest"). In the case of Current Interest paid in a foreign currency, the Certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the payment is retained in the form of the foreign currency, then the U.S. dollar value of the currency on the date of payment will be the U.S. Certificateholder's tax basis in the foreign currency. Any gain or loss subsequently realized by the U.S. Certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional Certificates) will be ordinary income or loss.

      Interest That Must be Taken Into Income as it Accrues and Before Receipt ("Accrued Interest"). A U.S. Certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year. Alternatively, the U.S. Certificateholder may elect to translate Accrued Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year. In addition, if the last day of an accrual period is within five business days of the date of receipt of the Accrued Interest, a U.S. Certificateholder may translate the interest using the rate of exchange on the date of receipt. Because the election will apply to other debt obligations held by the U.S. Certificateholder and may not be changed without the consent of the Service, a U.S. Certificateholder should consult a tax advisor before making the above election.

      Receipt of Accrued Interest. A U.S. Certificateholder will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued Interest taken into income with respect to the accrual period.

      Acquisition of Foreign Currency Certificates With Foreign Currency. A U.S. Certificateholder who purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the Certificateholder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

      Sale, Exchange or Retirement of a Foreign Currency Certificate. Upon the disposition of a Foreign Currency Certificate (whether by sale, exchange or redemption), a U.S. Certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different Underlying Foreign Securities and the U.S. Certificateholder's adjusted tax basis in its interests in the different Underlying Foreign Securities. See the discussion under "Sale or Exchange by Certificateholders." If the U.S. Certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be based on the U.S. dollar value of the foreign currency on either the date the payment is received or the date the Foreign Currency Certificate is sold, exchanged or redeemed.

      To the extent gain or loss realized upon the disposition of a Foreign Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense. The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign Securities, determined on the date the payment is received or the Foreign Currency Certificate is disposed of, and the U.S. dollar value of the foreign currency principal amount of the different Underlying Foreign Securities, determined on the date the U.S. Certificateholder acquired the Foreign Currency Certificate. Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Certificateholder on the disposition of the Foreign Currency Certificate.

      Market Discount. If a U.S. Certificateholder's share of a Foreign Currency Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency. Market discount is deemed to accrue in all cases, but at a U.S. Certificateholder's election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate. (See the earlier discussion of market discount under the caption "Interests in the Underlying Securities in Full --Market Discount"). Market discount that is taken into income currently, and before receipt, is treated like Accrued Interest and Market Discount that is not taken into account until received, is treated like Current Interest.

      Premium. If a U.S. Certificateholder's share of a Foreign Currency Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency. (See the earlier discussion of bond premium under the caption "Fixed Rate and Floating Rate Certificates--Bond Premium.") At the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal. A U.S. Certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the U.S. dollar cost of the amount as measured on the date the Certificate was acquired. As to the treatment of the remaining amount of the interest payment, see the earlier discussions of Current Interest and Accrued Interest.

Income of Non-U.S. Certificateholders

      A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities; (ii) a controlled foreign corporation related to the issuer of the Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o is signed under penalties of perjury by the beneficial owner of the certificate,

o  certifies that such owner is not a U.S. Certificateholder, and

o  provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A Non-U.S. Certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the certificateholder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

      Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

      Estate Tax. The certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

      Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

      In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met).

      Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.



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

Proposed Reporting Regulations

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Fixed Investment Trusts." If these rules are finalized in their current form, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders. Any new method of calculating and reporting tax items to the certificateholders could have the effect of accelerating their income and delaying their deductions.

State and Local Tax Considerations

      Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities

      Except as noted in the Supplement, the issuer of the Underlying Securities believes and has received an opinion of counsel to the effect that the Underlying Securities constitute indebtedness for federal income tax purposes. If the Service successfully challenges that assertion, then a certificateholder's interest in the Underlying Securities may instead be treated as representing an interest in the stock of the Underlying Securities issuer. Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders. For example, a Non-U.S. Holder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.


                             PLAN OF DISTRIBUTION

      Certificates may be offered in any of three ways:

   o  through underwriters or dealers;

   o  directly to one or more purchasers; or

   o  through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of



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

certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

      If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Wachovia Securities, an affiliate of the Depositor. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

      If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

      Wachovia Securities is an affiliate of the Depositor. Wachovia Securities' participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Any unrated classes or



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

classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

      Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

      The underwriters involved in the offering of any series of certificates may include Wachovia Securities, an affiliate of the Depositor, and may include other affiliates of the Depositor. Wachovia Securities or other affiliates may be involved in any series as an underwriter or an agent.

      This prospectus, together with the accompanying prospectus supplement, may be used by Wachovia Securities or another affiliate of the Depositor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these market-making transactions, Wachovia Securities or another affiliate of the Depositor may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

      Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.


                                LEGAL OPINIONS

      Certain legal matters with respect to the certificates will be passed upon by Sidley Austin Brown & Wood LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.



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